Exhibit 10. 12

[Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.]

CONFIDENTIAL

Execution Copy

STOCK PURCHASE AGREEMENT

by and among

JAR TRANSPORTATION INC.,

THE RAYMOND P JUNE AND CAROL A. JUNE FAMILY TRUST,

THE GARCIA FAMILY TRUST,

THE PENUELA FAMILY REVOCABLE LIVING TRUST,

and

ELITE EXPRESS HOLDING INC.

Dated as of September 16, 2024

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS
(continued)

		Page
8.9.	No Agreement Until Executed	50
8.10.	Miscellaneous and Further Assurances	51
8.11.	Counterparts	51

Exhibits:
Exhibit A	–	List of Auto and Other Loans
Schedule B	–	Motor Vehicles Listed on FedEx/FXG

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CONFIDENTIAL

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of September 16, 2024 (the “Effective Date”), is made by and among (i) JAR Transportation Inc., a California corporation (the “Company”); (ii) Raymond P. June and Carol A. June, as trustees of The Raymond P. June and Carol A. June Family Trust, a California revocable trust (the “June Trust”); (iii) Lucy Ann Garcia, as trustee of The Garcia Family Trust, a California revocable trust (the “Garcia Trust”); and (iv) Alan Penuela and JoAn Penuela, as trustees of The Penuela Family Revocable Living Trust, a California revocable trust (the “Penuela Trust”, together with June Trust and Garcia Trust, the “Sellers”, each a “Seller”), and Elite Express Holding Inc., a Delaware corporation (“Buyer”). The Company, Sellers, and Buyer are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company is engaged in the business of package transportation and delivery for FedEx Ground Package System, Inc. and its affiliated companies (the “Business”);

WHEREAS, as of the date hereof, June Trust owns 110,000 common stocks of the Company, of the Company (the “June Shares”);

WHEREAS, as of the date hereof, Garcia Trust owns 110,000 common stocks of the Company (the “Garcia Shares”);

WHEREAS, as of the date hereof, Penuela Trust owns 110,000 common stocks of the Company (the “Penuela Shares”);

WHEREAS, June Shares, Garcia Shares and Penuela Shares constitute all of the issued and outstanding shares of common stocks of the Company (together, the “Shares”); and

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Shares in exchange for the consideration set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties made herein and of the mutual benefits to be derived here from, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION.

1.1.          Definitions. As used herein, the following terms shall have the following meanings:

“2020 COVID Acts” means The Families First Coronavirus Response Act (Pub. L. 116-127) and The Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended by the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021, and includes any Treasury regulations or other official guidance promulgated under either of the foregoing.

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“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Agreement” means this Stock Purchase Agreement, together with the Schedules and Exhibits, and all amendments hereto.

“Auto and Other Loans” means the loan or financing of the motor vehicles of the Company for the operation of Business and other loans as listed in Exhibit A. The outstanding amounts of Auto and Other Loans include the approximate outstanding and unpaid amount of principal and interests as of July 31, 2024 is listed on Exhibit A with such amounts to be updated prior to Closing.

“Benefit Plan” or “Benefit Plans” has the meaning ascribed to such term in Section  3.8(a).

“Business” has the meaning ascribed to such term in the Recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Camarillo, California or Wilmington, Delaware.

“Buyer” has the meaning ascribed to such term in the Preamble.

“Buyer Fundamental Representations” means, collectively, the representations and warranties set forth in Section 5.1 (Organization), Section 5.2 (Authorization) and Section 5.6 (No Brokers).

“Buyer Indemnified Parties” has the meaning ascribed to such term in Section 7.2(a).

“Buyer Material Adverse Effect” means any event, change, occurrence or development that has or would reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Chosen Courts” has the meaning ascribed to such term in Section 8.6.

“Claim Notice” has the meaning ascribed to such term in Section 7.2(c).

“Closing” has the meaning ascribed to such term in Section 2.3(a).

“Closing Date” has the meaning ascribed to such term in Section 2.3(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning ascribed to such term in the Preamble.

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“Company Disclosure Schedules” means the disclosure schedules delivered by the Company and Sellers to Buyer concurrently with the execution and delivery of this Agreement and dated as of the date of this Agreement.

“Company Fundamental Representations” means, collectively, the representations and warranties set forth in Section 3.1 (Organization; Authority), Section 3.2 (Capitalization), clauses (ii) and (iv) of Section 3.4(a) (No Conflicts; Consents), Section 3.7 (Taxes), Section 3.8 (Employee Benefit Plans), Section 3.16 (No Brokers) and Section 3.17 (Related Party Transactions).

“Company Material Adverse Effect” means any result, occurrence, fact, change, event or effect that, individually or in the aggregate, (a) has or would reasonably be expected to have a material adverse effect on the Business, financial condition or results of operations of the Company, or (b) would materially impair or prevent the ability of the Company or the Sellers to consummate the transactions contemplated by this Agreement; provided, however, that, no change, event, occurrence, development or effect, directly or indirectly, relating to, arising out of or resulting from any of the following, either alone or in combination, shall constitute, or will be considered in determining whether there has occurred, a Company Material Adverse Effect: (i) conditions generally affecting (x) any one or more of the industries or markets in which the Company operates, or (y) the United States or global economy or capital, commodity or financial markets, including changes in interest or exchange rates, or political conditions of the United States or any other country or jurisdiction in which the Company operates; (ii) any changes or prospective changes after the date hereof in any Laws or other requirements of any Governmental Authority generally applicable to the Company or in the interpretation thereof; (iii) any actions taken or omitted to be taken by the Company in express compliance with its obligations hereunder or which are taken with Buyer’s express written consent; (iv) the effect of any action taken by Buyer or any of its Affiliates with respect to the transactions contemplated hereby; (v) any acts of God, natural disasters, hostilities, act of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions; (vi) any actual or perceived threats associated with pandemics, epidemics or other public health crises, including, but not limited to, the COVID-19 outbreak or any law or public health directive providing for business closures, “sheltering in place,” social distancing, travel restrictions, border controls or other restrictions that relate to, or arise out of, such pandemic, epidemic, or public health crises; or (vii) any failure by the Company to achieve any earnings, revenue, sales or other financial projections or forecasts or make or meet any capital expenditure, expense or other budget; provided, however, that changes, events, occurrences, effects, developments, conditions, circumstances, matters or states of facts set forth in the foregoing clauses (i), (ii), (v) or (vi) may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent (but only to such extent) that such changes, events, occurrences, effects, developments, conditions, circumstances, matters or states of facts have a disproportionately adverse effect on the Business or the Company, relative to other Persons operating in the same industries in similar geographic markets in which the Company operates the Business.

“Company Owned IP” means any and all Intellectual Property Rights and Intellectual Property owned (in whole or in part), purported to be owned, practiced, used, or held for use or other exploitation by the Company, or are otherwise necessary for the conduct of the business of the Company.

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“Company Services” means all products or services and other products or services that have been or are currently manufactured, licensed, offered, sold, distributed, or under development in any material respect by or on behalf of the Company.

“Confidential Information” has the meaning ascribed to such term in Section 6.1.

“Contract” means any contract, agreement, letter of understanding, option, lease, license or sublicense, sales and purchase order, warranty, note, binding application, evidence of indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment, arrangement, instrument or obligation, whether written or oral, in each case as amended and supplemented from time to time.

“Contributor” has the meaning ascribed to such term in Section 3.12(e).

“Control” means, as to any Person, the direct or indirect power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise. The terms “Controlled” and “Controls” shall have correlative meanings.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.

“Effective Date” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air.

“Environmental Laws” means all applicable Laws relating to protection of human health and the Environment, including the federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Endangered Species Act and similar federal, state and local Laws as in effect on the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fraud” with respect to any Person means common law fraud in the state of California and Delaware in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, “Fraud” shall not include equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including fraud) based on negligence or recklessness.

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“Fundamental Representations” means, collectively, the Company Fundamental Representations, the Sellers Fundamental Representations, and the Buyer Fundamental Representations.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or court, tribunal or judicial or arbitral body or any private or public arbitrator.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Hazardous Material” means any pollutant, toxic substance, hazardous waste, hazardous materials, hazardous substances, petroleum or petroleum-containing products as defined in, or listed under, any Environmental Law.

“Indebtedness” means, without duplication, (a) all Liabilities for borrowed money or in respect of loans or advances and accrued but unpaid interest, premiums and penalties relating thereto, (b) all Liabilities evidenced by a note, bond, debenture or other similar security (including any seller notes, deferred purchase price obligations, earnout obligations or commission payment obligations issued or entered into in connection with any acquisition), (c) all Liabilities with respect to amounts drawn upon letters of credit issued for the account of the Company, (d) all Liabilities under any credit card agreements or programs or commercial card facilities, (e) all Liabilities under leases required under commercially reasonable accounting standards to be capitalized (except for real property leases), (f) all Liabilities secured by a Lien, (g) all Liabilities under any interest rate, currency or commodity swap (which may be less than zero), collars, caps, futures contract, forward contract, option or other derivative instruments or other hedging arrangement, including the cost of termination, (h) all Liabilities that are not characterized as current liabilities under commercially reasonably accounting standards (except for any deferred Tax Liabilities), (i) all outstanding checks that will ultimately be funded through a line of credit or other borrowed money, (j) any off balance sheet financing (but excluding operating leases), (k) any Liability under any deferred compensation plans or arrangements (including all multi-year sales commission arrangements), (l) any Liability for underfunded Benefit Plans, (m) any accrued but unpaid Taxes and related interest and penalties of the Company for any Pre-Closing Tax Period (which shall not be less than zero with respect to any jurisdiction and shall be computed in accordance with the past practices of the Company, except as required by applicable Law), (n) any deferred revenue, (o) all Liabilities of a Person of a type that is referred to in clauses (a) through (n) above and which is either guaranteed by, or secured by a Lien upon any property or asset owned by, the Company, and (n) any accrued interest and prepayment premiums or penalties relating to any amount prepaid at or in connection with the Closing related to any of the foregoing; provided, however, that for the avoidance of doubt, Indebtedness shall exclude all Liabilities incurred by Buyer in connection with the transactions contemplated by this Agreement.

“Indemnified Party” has the meaning ascribed to such term in Section 7.2(c).

“Indemnifying Party” has the meaning ascribed to such term in Section 7.2(c).

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“Insurance Policies” has the meaning ascribed to such term in Section 3.14.

“Intellectual Property” means any and all of the following to the extent applicable: (a) technology, formulae, algorithms, procedures, processes, methods, techniques, knowhow, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice), (b) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials, (c) customer lists, customer contact and registration information, customer correspondence and customer purchasing histories, (d) specifications, designs, models, devices, prototypes, schematics and development tools, (e) software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter (“Works of Authorship”), (f) databases and other compilations and collections of data or information (“Databases”), (g) trademarks, service marks, logos and design marks, trade dress, fictitious and other business names, brand names and trade names, together with all goodwill associated with the foregoing (“Trademarks”), (h) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”), (i) Trade Secrets, and (j) tangible embodiments of any of the foregoing, in any form or media whether not specifically listed herein.

“Intellectual Property Rights” means any and all rights (anywhere in the world, whether statutory, common law or otherwise) relating to, arising from, or associated with Intellectual Property, including (a) patents and patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements (“Patents”), (b) copyrights and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral and economic rights, however denominated) (“Copyrights”), (c) other rights with respect to software, including registrations thereof and applications therefor, (d) industrial design rights and registrations thereof and applications therefor, (e) rights with respect to Trademarks, and all registrations thereof and applications therefor, (f) rights with respect to Domain Names, including registrations thereof and applications therefor, (g) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any Person, (h) rights with respect to Databases, including registrations thereof and applications therefor, (i) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials, and (j) any rights equivalent or similar to any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to the Company, the actual knowledge, of Raymond P. June, Lucy Garcia and Alan Penuela.

“Labor Agreement” has the meaning ascribed to such term in Section 3.5(d).

“Law” means any federal, state, local or foreign statute, law, act, writ, ordinance, regulation, rule, code, order, injunction, judgment, decree or other requirement or rule of law.

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“Lease” has the meaning ascribed to such term in Section 3.9(b).

“Leased Real Property” has the meaning ascribed to such term in Section 3.9(b).

“Liabilities” means any liabilities or obligations of any kind, whether accrued, absolute, fixed or contingent (together the “Liabilities”), that are of a nature that, if known, would be required to be disclosed on a consolidated combined balance sheet of the Company prepared in accordance with commercially reasonable accounting standards, except for (A) Liabilities under Contracts described in Section 3.11 of the Company Disclosure Schedules, (B) Liabilities which have arisen in the Ordinary Course of Business (none of which is a Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, environmental matter, claim or lawsuit), and (C) Liabilities under this Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, charge, or similar lien.

“Litigation” means any actions, proceedings, suits, demands, claims, charges, complaints, audits, inquiries, arbitrations, hearings, proceedings or investigations filed by or before any Governmental Authority or mediator.

“Losses” of a Person means any and all losses, liabilities, damages (whether direct, indirect, incidental, special or consequential, but excluding punitive or exemplary damages unless incurred as a result of a third party claim), claims, assertions, awards, judgments, Taxes, costs and expenses (including reasonable, out-of-pocket attorneys’ fees, but excluding any allocation of overhead which would include, but not be limited to, any cost of employing their own employees).

“Ordinary Course of Business” means in respect of any Person the ordinary and usual day-to-day course of business of such Person consistent with customary and past practices of such Person.

“Organizational Documents” means, with respect to any Party, as applicable, the certificate of incorporation, articles of incorporation, memorandum and articles of association, certificate of formation, bylaws, articles of organization, limited liability company agreement, limited partnership agreement, formation agreement, general partnership agreement or other similar organizational documents of such Party.

“Party” or “Parties” has the meaning ascribed to such terms in the Preamble.

“Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notices 2020-65 and 2021-11).

“Permits” means permits, certificates, licenses, approvals, registrations and authorizations obtained from Governmental Authorities.

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“Permitted Liens” means (a) Liens in respect of Taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty or are being contested in good faith, (b) carriers’, warehousemens’, mechanics’, landlords’, materialmens’, repairmens’ or other similar Liens arising in the Ordinary Course of Business and for amounts which are not delinquent, (c) Liens consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure liability to insurance carriers, and (d) Liens securing capital lease obligations, and (e) with respect to the Leased Real Property, recorded easements, covenants, and other restrictions of record, provided, that no such item described in this clause (e) materially restricts the current use or occupancy of the Leased Real Property or materially impairs the leasehold interests therein.

“Person” means any natural person, general or limited partnership, trust, corporation, limited liability company, firm, association, Governmental Authority, or other legal entity.

“Pre-Closing Tax Period” means any taxable period ending the day prior to the Closing Date and the portion of any Straddle Period ending the day prior to the Closing Date.

“Purchase Price” has the meaning ascribed to such term in Section 2.1.

“Registered Intellectual Property” means all Intellectual Property Rights that are registered, filed, applied for or issued under the authority of, with or by any Governmental Authority, including all Patents, registered Trademarks, applications to register Trademarks, registered Copyrights, applications to register Copyrights, and Domain Names, (a) owned or purported to be owned by, (b) under obligation of assignment to, or (c) for which applications are filed in the name of the Company.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, or emptying of a Hazardous Material into the Environment.

“Schedules” means the Schedules attached hereto, including, without limitation, the Company Disclosure Schedules.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning ascribed to such term in the Preamble.

“Sellers Fundamental Representations” means, collectively, the representations and warranties set forth in Section 4.1 (Ownership), Section 4.2 (Validity and Enforceability), and clause (b) of Section 4.3 (Non-Contravention).

“Shares” has the meaning ascribed to such term in the Recitals.

“Straddle Period” means any Tax period that includes, but does not end on, the day before the Closing Date.

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“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation or Persons performing similar functions of any other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Tax Proceeding” has the meaning ascribed to such term in Section 6.4(d).

“Tax Returns” means any report, return, document, or other filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes.

“Taxes” means any and all taxes and other charges, fees, levies or assessments imposed by the IRS or other Taxing Authority that are in the nature of a tax, and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

“Taxing Authority” means any Governmental Authority responsible for the imposition, administration, or collection of any Taxes.

“Third Party Claim” has the meaning ascribed to such term in Section 7.2(c).

“Trade Secrets” means any information and materials not generally known to the public, that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic benefit from its disclosure and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

1.2.          Rules of Construction.

(a)           All Section, Schedule, Annex, and Exhibit references used in this Agreement are to Sections, Schedules, Annexes, and Exhibits to this Agreement unless otherwise specified. The Schedules, Exhibits, and Annexes attached to this Agreement, if any, constitute a part of this Agreement and are incorporated herein for all purposes.

(b)            Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.

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(c)           Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days is to be counted. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(d)           Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(e)           Any references to “dollars” or “$” shall mean United States Dollars.

(f)            The phrases “made available to Buyer” or “furnished to Buyer” or similar phrases as used in this Agreement refer to all documents to which Buyer, its Affiliates or advisers have been provided with through access to the documents provided by Sellers.

(g)          The phrase “transactions contemplated by this Agreement” or similar phrases as used in this Agreement means the sale of the Shares pursuant to Section 2.1 and any other transactions contemplated by this Agreement or any agreement entered into in connection with this Agreement.

(h)           reserved.

(i)            The foregoing Recitals are incorporated herein by reference and made a part of this Agreement as though fully restated herein.

1.3          Excluded Assets. The parties acknowledge and agree that the following amounts (the “Retained Amounts”) are excluded from the sale of the Shares and shall be payable to Sellers when received by Buyer at any time following the Closing:

(i) Any amounts payable to the Company with regards to any Employee Retention Plan credit, refund, or other similar payment with regards to operations of the Business prior to Closing.

(ii) Any amounts payable from Bank of America or any of its Affiliates to the Company regarding disputed amounts owed to the Company for periods prior to Closing.

(iii) Any reimbursement, payment or credit with regards to Workers Compensation Insurance for periods of operation of the Business prior to Closing.

(iv) Those certain vehicles listed below:

[*]

[*]

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1.4           Revenue and Loans. Seller will timely pay all payables for operation of the Business which are created prior to Closing and no minimum amount of funds will be left in any Company bank account as of Closing. Seller shall be entitled to receive all revenue, and accounts and notes receivable that are created by Company’s sales or services to customers that had been completed and billed out to customers prior to Closing (collectively, the “Receivables”), whether payment on such Receivables are received before or after the Closing. For the avoidance of doubt, Sellers shall not be entitled to any incentives or payments from FXG for any contract renewal as further provided in Section 2.7 below. Buyer shall, within ten (10) Business Days of receipt, pay such Receivables to Sellers and any Retained Amounts received by Buyer at any time following Closing. Sellers shall, within ten (10) Business Days of receipt, pay to Buyer any payments Sellers may receive from third parties with respect to the operation of the Business subsequent to the Closing and/or any services to be provided by the Company following the Closing. The Auto and Other Loans, including that certain loan payable from the Company to Raymond June in the face amount of One Hundred Sixty-Six Thousand Eight Hundred Forty-Seven Dollars ($166,847.00) (the “June Loan”) and those certain loans payable from the Company to Mark Harris (the “Harris Loans”) shall be paid in full through Escrow (as defined below) using a portion of the Forth Payment (as defined below) at or immediately prior to the Closing.

ARTICLE II

PURCHASE; CLOSING

2.1.          Purchase Price. Subject to the terms and conditions hereof, at the Closing, Sellers shall sell, assign, transfer, convey, and deliver to Buyer, and Buyer shall acquire from Sellers, the Shares, free and clear of any Liens other than transfer restrictions imposed on equity securities by Securities Act or any other applicable securities Laws and Liens imposed by or in relation to Buyer, in consideration for the payment by Buyer to Sellers of an aggregate amount of $1,475,000 (the “Purchase Price”) less the Purchase Price Adjustment (as defined below).

2.2.          Payment of Purchase Price. All Parties agree that the Purchase Price will be paid according to the arrangement below:

(a)           Three percent (3%) of the Purchase Price, in the sum of Forty-Four Thousand Two Hundred Fifty and 00/100 Dollars ($44,250.00) shall be deposited into an escrow account (“Escrow Account”) within three (3) Business Days of opening of Escrow (as defined in Section 2.4) (the “First Payment”). Parties shall collaborate to complete the escrow process as further provided in Section 2.4 and otherwise herein. Buyer and Sellers each shall be responsible for half of the escrow fee except as otherwise provided herein.

(b)          Subject to completion of due diligence pursuant to Section 2.6 and full satisfaction of the conditions in Section 2.3 (b)(i) and 2.3 (b)(iii), Buyer shall deposit Twenty-Seven percent (27%) of the Purchase Price, in the sum of Three Hundred Ninety-Eight Thousand Two Hundred Fifty and 00/100 Dollars ($398,250.00) into the Escrow Account (the “Second Payment”).

(c)           Within ten (10) days of completion of Buyer’s due diligence and delivery of the deliverables specified in Section 2.3(c), (d) and (e) below, Buyer shall deposit Thirty percent (30%) of the Purchase Price, in the sum of Four Hundred Forty-Two Thousand Five Hundred and 00/100 Dollars ($442,500.00) into the Escrow Account (the “Third Payment”).

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(d)            Upon satisfaction of all obligations of Sellers and Company to be satisfied pursuant to section 2.3 prior to closing, Buyer shall deposit Five Hundred Sixty-Five Thousand and 00/100 Dollars ($565,000.00) into Escrow (the “Fourth Payment”) and any Indebtedness paid by Buyer on behalf of any Seller and/or Company in connection with payoff of the Auto and Other Loans, including the June Loan and the Harris Loans shall be allocated to be used to pay off such loans through Escrow, and the Closing shall occur as provided in Section 2.3 below.

(e)           Within thirty (30) days of the first anniversary of the Forth Payment, Buyer shall pay to Sellers, a payment in the sum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) less any Purchase Price Adjustment (the “Fifth Payment). For purpose of this Agreement, “Purchase Price Adjustment” means the sum of (A) any taxes or Indebtedness that Buyer paid on behalf of any Seller and/or Company with respect to operations of the Company prior to Closing other than the Auto and Other Loans paid off through Escrow at Closing and other than any Repair Credit or Post-Closing Repair Credit pursuant to Section 4.6, all of which shall be excluded from the Purchase Price Adjustment; (B) any indemnification obligations of any Seller and/or Company owed to Buyer subject to Section 7.2; (C) any remediation costs and expenses reasonably incurred by Buyer due to any Seller and/or Company’s incompliance or breaches of representations and warranties in this Agreement; and (D) any other reasonable costs and expenses paid by Buyer on behalf of any Seller and/or Company with respect to operations of the Company prior to Closing or reasonably incurred by Buyer due to the enforcement of this Agreement. In no event shall the Purchase Price Adjustment exceed Twenty-Five Thousand Dollars ($25,000.00). In the event the Purchase Price Adjustment results in an amount greater than Twenty-Five Thousand Dollars ($25,000.00), Buyer shall pursue any additional indemnity amounts pursuant to Section 7 and pursue any other amounts Buyer believes payable by Seller pursuant to the dispute resolution procedures of Section 8.6.

2.3.          Closing.

(a)           Subject to satisfaction of the contingencies described in this Agreement and provided that Sellers or Buyer have not earlier terminated this Agreement in accordance with the terms hereof, Escrow Holder shall close the Escrow (the “Closing” or “Close of Escrow”) by disbursing the funds and documents and taking such other actions as may be required to consummate the sale and conveyance of the Shares by Sellers to Buyer in accordance with this Agreement. Subject to satisfaction of the conditions described herein (or the waiver thereof by the party entitled to waive each such condition), the Closing shall take place on or before the date that is the later of (i) the date designated by FXG in connection with the official written approval of and registration of Buyer’s designated authorized officer (“AO”) with FedEx Ground Package System, Inc. and/or Federal Express Corporation (including its successors and assigns, “FXG”); (ii) satisfaction of all obligations of Sellers and Company to be satisfied pursuant to this Section 2.3; or (iii) on such other date as may be mutually agreed upon by the parties (the “Closing Date”). As used herein, the term “Closing Date” shall mean and refer to the date that Escrow Holder actually disburses the funds and documents and takes such other actions as may be required to consummate the conveyance of title to the Shares by Sellers to Buyer and the payment of the Purchase Price by Buyer to Sellers in accordance with the terms and conditions contained.

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(b)           For the period before the Closing and beginning immediately after Buyer made the First Payment, the parties covenant and agree as follows:

(i)           Sellers and Company shall work diligently and cooperate in good faith with Buyer, within seven (7) days after the Effective Date, to respond to and provide the due diligence information requested by Buyer on the Company, and subject to Company and/or Sellers’ completion of Buyer’s written due diligence request, Buyer has a period of twenty-one (21) days following the Effective Date to complete such due diligence (the “Due Diligence Period”) as further provided in Section 2.6 below; provided, however, Buyer is entitled to extend the Due Diligence Period for seven (7) days (the “Extended Due Diligence Period”) with a written notice to Company and/or Sellers on or before the end of the original Due Diligence Period;

(ii)            Except as the parties may otherwise consent in writing prior to the Closing Date, no party will enter into any transaction, take any action, or fail to take any action which would result in or could reasonably be expected to result in or cause any of the representations and warranties of such party contained in this Agreement to be void, invalid, or false on the Closing Date;

(iii)           Sellers shall work diligently to obtain all third-party notices or consents (on terms reasonably satisfactory to Buyer) that are required in order to prevent a breach of or default under any Contract to which the Company is a party as a result of the consummation of the sale of the Shares contemplated hereby, and approvals from all necessary Governmental Authorities, in each case as set forth on Schedule 2.3(b)(iii) of the Company Disclosure Schedules, including, but not limited to, the official written consent from FXG regarding the (A) the  registration of Buyer’s designated authorized officer (“AO”) and (B) change in the stockholder registry of the Company in FXG’s system to designate Buyer as the sole stockholder;

(iv)          each Seller will promptly advise Buyer in writing of any fact for which Seller has actual knowledge and which, if existing or known at the date hereof, would have been required to be set forth herein or disclosed pursuant to this Agreement.

(c)           Prior to the Closing, Buyer shall deliver the following documents and deliverables:

(i)	reserved;

(ii)	to each Seller, resolutions of the board directors of Buyer authorizing the transactions contemplated hereby; and

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(iii)            to each Seller, such other certificates, instruments of conveyance, and documents required by this Agreement or as may be reasonably requested by each Seller and/or the Company to carry out the intent and purposes of this Agreement.

(d)           Prior to the Closing, the Company shall deliver to Buyer the following documents and deliverables:

(i)            copies of (i) the Articles of Incorporation of the Company (such copy to be certified) and other Organizational Documents, and (ii) resolutions of the board of directors of the Company authorizing the transactions contemplated hereby; and

(ii)           such other certificates, instruments of conveyance, and documents required by this Agreement or as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

(e)           Prior to the Closing, each Seller shall deliver to Buyer the following documents and deliverables:

(i)            duly executed instruments suitable in form to transfer the Shares to Buyer, together with original stock certificates (or affidavits of lost certificates) representing any Shares that are represented by certificates;

(ii)            reserved;

(iii)           reserved;

(iv)          a certificate of good standing of the Company issued by the Secretary of State of the State of its incorporation and those other jurisdictions set forth on Section  3.12(a) of the Company Disclosure Schedules;

(v)           duly executed payoff letter(s) by Raymond Paul June and Mark Harris in a form to be mutually agreed upon by Buyer and Mr. June and/or the applicable financial facility(ies) of each Auto Loan, the June Loan and the Harris Loan and any other loan or payment set forth on Exhibit A;

(vi)          duly executed support and restrictive covenant agreement by Raymond Paul June upon terms to be mutually agreed upon by Buyer and Raymond June;

(vii)         a duly completed and executed IRS Form W-9 in respect of each Seller;

(viii)        resignations of the directors and officers of the Company (except to the extent otherwise identified in writing by Buyer prior to the Closing Date), effective at the Closing;

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(ix)          such other certificates, instruments of conveyance, and documents required by this Agreement or as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

(f)            The following must be completed prior to Closing except as otherwise indicated:

(i)             Buyer’s AO to complete his/her registration with FXG and receive the official AO registration approval from FXG and Sellers shall use reasonable efforts in assisting with such approval.

(ii)            Changing Company’s stockholder registry in FXG’s system and registering Buyer as the sole stockholder of the Company.

(iii)           Sellers to assist Buyer to open a bank account under the name of the Company as soon as reasonably possible following Closing.

(iv)          Sellers to provide all credentials, passwords, login information, and security devices and other information reasonably related to the Company’s financial and businesses operations.

(v)           the change of signers/controllers of all accounts with FXG and other business accounts of Company with such changes to be effective as of the Closing, and Sellers shall use reasonable efforts to assist with the change of signers.

(vi)           The AO registration is changed to Buyer’s designated individual and approved by FXG to be effective as of the Closing. Raymond June and Lucy Garcia will use reasonable efforts to assist with such approval and conduct applicable training prior to Closing for Buyer’s designated individual for AO registration petition.

(vii)	reserved.

(viii)	reserved.

(ix)	reserved.

(g)           The obligations of Buyer to purchase the Shares and to perform all other acts, covenants and agreements to be performed or complied with by Buyer under this Agreement are subject to the satisfaction, on or before the Closing Date, of all conditions set out below. Buyer may waive any or all of these conditions in whole or in part in writing:

(i)             During the period from the Effective Date to the Closing Date, there has not been an event or series of events resulting in, or reasonably likely to result in, a Company Material Adverse Effect.

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(ii)            All representations and warranties by Sellers and Company delivered under this Agreement shall be true and correct on and as of the Closing Date as though made at that time, and neither Sellers nor Company shall be material breach of this Agreement.

(iii)           Each of Company and Sellers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions that each of Company and Sellers are required by this Agreement to perform, comply with, or satisfy before or at the Closing.

(h)           The obligations of Sellers to sell and transfer the Shares to Buyer and to perform all other acts, covenants and agreements to be performed or complied with by Sellers and Company under this Agreement are subject to the satisfaction, on or before the Closing Date, of all conditions set out below. Sellers may waive any or all of these conditions in whole or in part in writing:

(i)             All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing Date as though made at that time and Buyer not shall be in material breach of this Agreement.

(ii)            Buyer shall have performed and complied in all material respects with all covenants and agreements, and conditions that Buyer is required by this Agreement to perform, comply with, or satisfy before or at the Closing.

(i)            Buyer shall file a new State of Information with California Secretary of State within five (5) Business Days of Closing.

2.4.          Escrow.

(a)           The purchase and sale of the Shares shall be consummated through an escrow (the “Escrow”) and all monies shall be deposited in the Escrow Account which shall be opened by the parties with Michael Chen Law, located at 2975 Huntington Dr, Ste 101, San Marino, CA 91108 (“Escrow Holder”), within seven (7) days after the full execution of this Agreement by delivery of a fully executed counterpart of this Agreement to Escrow Holder. Escrow Holder shall promptly notify the parties, in writing, of the date Escrow is opened. The parties acknowledge and agree that the total escrow fees shall not exceed Eight Thousand Dollars ($8,000.00). The terms set forth in this Agreement shall constitute both an agreement between the parties hereto and escrow instructions to Escrow Holder to facilitate the purchase and sale of the Shares as contemplated herein. The parties shall in addition execute an escrow agreement (the “Escrow Agreement”), in a form to be mutually agreed upon by the parties prior to Closing, which shall contain such further escrow instructions as the Escrow Holder may reasonably require in connection with the Closing so long as such agreement is consistent with the provisions of this Agreement and establish a procedure for resolving any claim by any party seeking payment from Escrow. In the event of any conflict between the terms and conditions of this Agreement and the provisions of any Escrow Agreement prepared by the parties or the Escrow Holder, the terms and conditions of this Agreement shall control. The Purchase Price shall be paid to Seller at Closing, after deduction of all loan payoff amounts, and all withholdings, closing costs and other expenses as set forth in this Section 2.4. Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, the Escrow Agreement, applicable law, custom and practice of the community in which Escrow Holder is located, including any reporting or withholding requirements of the Code. To the extent that amounts are so withheld or deducted by the Buyer or the Escrow Holder, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by the Buyer or the Escrow Holder, as the case may be.

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(b)           In the event that the Closing shall not have occurred by the close of business on the Closing Date, and is not extended by mutual instructions of the parties, a party hereto not then in default under this Agreement may notify the other parties and Escrow Holder in writing that unless the Closing occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions. Should the Closing not occur during said five (5) day period, Escrow Holder shall forthwith return all monies and documents to the party who deposited them. Termination under this Section 2.4 by any non-breaching party shall not relieve the breaching party of any liability regarding any breach of this Agreement prior to termination. Each party shall indemnify and hold Escrow Holder harmless in connection with such return; provided, however, that no funds or documents shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement. If termination occurs pursuant to this Section 2.4, any escrow cancellation fees and expenses shall be split equally between Sellers and Buyer.

(c)           Sellers shall be solely responsible for the payment of all operating expenses (“Expenses”) of the Business through the Closing Date, including, but not limited to, all Taxes, rents, utilities, employee salaries and costs, and insurance premiums. Buyer shall be solely responsible for the payment of all Expenses of the Business for periods on or after the Closing Date. All such Expenses paid by Company and/or Sellers in advance for periods ending after the Closing Date shall be prorated as of the Closing Date. Sellers and Buyer hereby nominate and appoint Escrow Holder to make the necessary calculations with regard to the prorations specified in this Section 2.4(c). The parties agree that if Escrow Holder’s calculations of the amount of any such costs to be prorated as of the Closing Date are inaccurate or incomplete as of the Closing, whether due to inadvertent error, lack of adequate supporting documentation or otherwise, then the parties will, as soon as the error is discovered and the correct amount of the costs is determined, make such further adjustments by cash payment outside of Escrow as may be appropriate. All prorations shall be made on the basis of a thirty (30)-day month and shall be paid in cash to Sellers if Sellers are entitled thereto, or shall be credited against the Purchase Price if Buyer is entitled thereto. Any prorations which cannot reasonably be made as of the Closing shall be adjusted as soon as practicable thereafter. Except as otherwise expressly stated herein, all Closing costs and charges, including Escrow Holder’s fees, shall be paid for equally between Buyer and Sellers.

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2.5           Termination. This Agreement may be terminated at any time before completion of the Closing upon the occurrence of any of the following:

(a)            By written consent of all of the parties.

(b)           By Buyer if a material breach of any provision of this Agreement has been committed by Sellers or Company and such breach has not been waived by Buyer.

(c)           By Sellers if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived by Sellers.

(d)           By Buyer if any conditions precedent to the obligations of Buyer set forth in Section 2.3(g) has not occurred or been satisfied as of the Closing, or if satisfaction of such a condition by such date is or becomes impossible, and Buyer has not waived such condition on or before such date.

(e)           By Sellers if any conditions precedent to the obligations of Sellers set forth in Section 2.3(h) has not occurred or been satisfied as of the Closing or if satisfaction of such a condition by such date is or becomes impossible, and Sellers have not waived such condition on or before such date.

(f)            Pursuant to Section 2.4(b) or Section 2.6.

Upon termination, all obligations of the parties under this Agreement will terminate provided however, that, except as otherwise provided in this Agreement, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not relieve or release either Sellers or Buyer from any obligation to pay Escrow Holder’s fees and costs, or constitute a waiver, release or discharge of any breach or default that has occurred prior to termination in the performance of the obligations, agreements, covenants or warranties contained herein. Such termination shall not preclude the enforcement of any other right or remedy available to any party under this Agreement or at law or in equity.

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2.6           Due Diligence.

(a)           Within seven (7) days after the execution of this Agreement, Sellers shall provide and/or make available to Buyer for inspection, review, evaluation and approval such financial and other information of Company that was not previously provided to Buyer as Buyer shall reasonably request, including all written Contracts, licenses, permits, studies, books, accounts, records, Tax Returns, financial statements, reports or documentation which affect or concern the Business or Shares which are in Sellers’ or Company’s possession or under its or their control (“Business Information”). Prior to Closing, Buyer agrees to hold in strict confidence all of the Business Information and to refrain from using, disclosing or disseminating such Business Information to any third party except upon the prior written consent of Sellers. Such covenants by Buyer shall survive the cancellation or termination of this Agreement. Buyer acknowledges that upon completion of its due diligence review, Buyer will have had the opportunity to review any and all information as Buyer deems necessary regarding the Company in order to determine that the Shares and the Company are appropriate for such Buyer’s purposes, including, without limitation, the opportunity: (i) to visit the Company’s offices (if any) and receive full and unrestricted access to the Company’s records; (ii) to meet with the Company’s senior employees; (iii) to inspect the equipment, personal property and any Leased Real Property; and (iv) to request any and all relevant information regarding the Company. Except as expressly set forth in Article III and IV below, the purchase and sale of the Shares is expressly made without representations or warranties from Sellers or Company (including any of its officers, directors, owners, representatives, advisors, agents or employees) regarding the Shares, the Company or the Business or its financial condition (or any combination thereof). Except as expressly set forth in Article III and IV below, Sellers and Company (including any of its officers, directors, owners, representatives, advisors, agents or employees) have not made any representations or warranties to any Buyer of any kind concerning the Company or its assets (including, but not limited to, none regarding its future performance or prospects), the Shares, or the Business (or any combination thereof), and Buyer acknowledges that, except as set forth in this Agreement, Sellers and Company (including any of its officers, directors, owners, representatives, advisors, agents or employees) shall not have any obligation or responsibility to any party in connection with the Shares, the Business, or the Company or its assets (or any combination thereof). Except as expressly set forth in Article V below, Buyer (including any of its officers, directors, owners, representatives, advisors, agents or employees) have not made any representations or warranties to any Seller or Company of any kind, and Sellers and Company acknowledge that, Buyer (including any of its officers, directors, owners, representatives, advisors, agents or employees) shall not have any obligation or responsibility to any party in connection with its representations or warranties set forth in Article V, except as set forth in this Agreement.

(b)           From the Effective Date until the last day of the Due Diligence Period or Extended Due Diligence Period, as applicable, Sellers shall permit Buyer and Buyer’s authorized representatives to have full access during normal business hours to the Business Information and any Leased Real Property for the purpose of Buyer’s inspection, review, evaluation and approval thereof. Buyer shall have until 5:00 p.m. local time on the last day of the later of Due Diligence Period or Extended Due Diligence Period (the “Contingency Deadline”) to inspect, review and evaluate the Business Information and any Leased Real Property and to conduct all other investigations and due diligence activities regarding the purchase of the Shares. Buyer agrees that any and all work performed in connection with its inspection of the Business Information and any Leased Real Property and other investigations regarding the purchase of the Shares shall be done at Buyer’s sole cost and expense and Buyer shall indemnify, defend and hold Sellers harmless from and against any liabilities whatsoever arising in connection with the due diligence. Notwithstanding the foregoing, Buyer shall not be responsible for any liabilities arising out of or discovered during the Due Diligence Period by Buyer on Sellers or Company’s breach of its obligations to any parties herein or any third parties except to the extent due to the conduct of Buyer following Closing and provided that Buyer gives Sellers prompt written notice of such discovery prior to the Closing and affords Sellers the opportunity to update any Company Disclosure Schedules accordingly and amend this Agreement as necessary to address assumption and responsibility for any such liabilities. Buyers further agree to and shall, to the extent reasonably possible, repair any damage to the Company’s assets, the Business, or any Leased Real Property caused by Buyer’s activities in the event of the termination or cancellation of this Agreement caused by Buyer. Customers, vendors, and employees of Company will not be contacted or visited without Raymond June’s prior written consent. If Buyer, in its sole and absolute discretion, objects to any of the Business Information or otherwise disapproves of the condition of the Business or any Leased Real Property, or the Company’s assets during the Due Diligence Period or Extended Due Diligence Period, as applicable, Buyer may elect to cancel and terminate this Agreement by delivering written notice of termination to Seller at any time prior to 5:00 pm local time on the Tenth (10th) day following the later of the Due Diligence Period or Extended Due Diligence Period, as applicable, whereupon this Agreement shall be terminated and cancelled and the parties shall be released from any further liability hereunder. The First Payment and Second Payment shall be refunded to Buyer within ten (10) Business Days of termination of the Agreement by Buyer pursuant to this Section 2.6(b) or within some other period as required by Escrow. If Buyer does not deliver written notice of termination within the required time period in this Section 2.6, then it shall be conclusively presumed that Buyer has elected to proceed with the purchase of the Shares from Sellers and the Closing in accordance with the terms of this Agreement. If Buyer does not deliver written notice of termination by 5:00 pm local time on the Tenth (10th) day after the later of the Due Diligence Period or Extended Due Diligence Period, as applicable, unless otherwise specified in this Agreement, parties will proceed with the transactions contemplated by this Agreement, and the First Payment will be deemed as earned by Sellers and become non-refundable; provided, however, if the Closing does not occur due to FXG’s disapproval of the transactions contemplated by this Agreement, all payments (including the First Payment) shall be refunded to Buyer within ten (10) Business Days of termination of the Agreement or within some other period as required by Escrow.

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2.7           The parties acknowledge and agree that, in the event the Closing occurs, any incentives or payments from FXG in the approximate amount of Twenty to Thirty Thousand Dollars ($20,000 - $30,000) to be paid in connection with any contract renewal with FXG shall be credited and paid to Buyer and no Seller has claim on such incentive payment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Company Disclosure Schedules, the Company hereby represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing (with the right to amend and update the Company Disclosure Schedules prior to Closing) except to the extent that a representation or warranty in this Article III expressly states that such representation or warranty is made only as of an earlier date:

3.1.          Organization; Authority.

(a)           The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on the Business as currently conducted. The Company is duly licensed or qualified to do business as a foreign corporation under the Laws of each jurisdiction listed on Section 3.1(a) of the Company Disclosure Schedules and each other jurisdiction in which the character of its properties or in which the transaction of the Business makes such qualification necessary, except where the failure to be so licensed or qualified would not be material to the Company. The copies of the Company’s Organizational Documents, each as amended to date and made available to Buyer, are complete and correct in all material respects, and no amendments thereto are pending.

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(b)           The Company has the corporate power and authority to execute and deliver this Agreement and the other transaction documents contemplated hereby to which the Company is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other transaction documents contemplated hereby to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and, (assuming the due authorization, execution and delivery of this Agreement by Buyer and Sellers), constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2.          Capitalization.

(a)           The authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value, of which 330,000 shares are issued and outstanding and constitute the Shares. The Shares have been duly authorized and are validly issued, fully paid, and non-assessable. None of the Shares has been issued in violation of preemptive or similar rights. The Shares are owned of record and beneficially by each Seller, free and clear of all Liens.

(b)           There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements, or commitments of any character relating to the capital stock of the Company or obligating each Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

3.3.          No Subsidiaries. The Company (a) has no Subsidiaries and (b) does not own any shares of capital stock or any equity interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture, or other business entity or has any ongoing obligation to purchase any shares of capital stock or make any investment or capital contribution with respect thereto.

3.4.	No Conflict; Consents.

(a)           The execution and delivery by the Company of this Agreement and the other transaction documents contemplated hereby to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof do not: (i) violate, conflict with, or result in a material default (whether after the giving of notice, lapse of time or both) under, give rise to a right of termination or acceleration of, or require any notice or approval under, any Contract to which the Company is a party or by which the Company’s assets are bound; (ii) conflict with, or result in any material violation of, any provision of the Company’s Organizational Documents; (iii) violate or result in material violation of, or constitute a material default under (whether after the giving of notice, lapse of time or both), any provision of any Law, regulation, or rule, or any order of, or any restriction imposed by, any court or other Governmental Authority applicable to the Company; or (iv) result in the creation of any Lien on any properties, rights or assets of the Company.

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(b)           No notice to, declaration or filing with, or consent or approval of any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement and the other transaction documents contemplated hereby to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, except for any notice, declaration or filing as may be required under applicable securities Laws and state “blue sky” Laws and any filing under the Corporate Transparency Act.

3.5.           Operating in Ordinary Course of Business. Except as set forth in Section 3.5 of the Company Disclosure Schedules, since January 1, 2024 to the date of this Agreement, the Company has operated in the Ordinary Course of Business and there has not been any change, event, occurrence, effect, development, condition, circumstance, matter, or state of facts which, individually or in the aggregate, together with all other changes, events, occurrences, effects, developments, conditions, circumstances, matters, or state of facts, has had or would reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 3.5 of the Company Disclosure Schedules, or except as expressly contemplated by this Agreement, from January 1, 2024 to the date of this Agreement, the Company has not:

(a)           caused or permitted any modifications, amendments, or changes to the Organizational Documents of the Company;

(b)           issued or sold any of its equity securities, or any options, warrants, convertible or exchangeable securities, subscriptions, rights, stock appreciation rights, calls or commitments of any kind with respect to its capital stock or equity interests;

(c)           sold, assigned, leased, allowed to lapse or expire, or otherwise transferred, suffered, or imposed any Lien upon, or experienced any material damage or loss (whether or not covered by insurance) to, any of its assets or properties in excess of $5,000, other than sales of inventory for fair consideration in the Ordinary Course of Business;

(d)           (i) negotiated, modified, or entered into any collective bargaining agreement or other Contract with any labor union with any labor union, labor organization, or works council (each a “Labor Agreement”) or (ii) recognized or certified any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company;

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(e)           entered into or amended any severance, retention, transaction bonus, or change in control agreement with any director, officer, manager, employee, or other service provider;

(f)           granted any equity or equity-based awards to, or discretionarily accelerated the vesting or payment of any such awards held by, any director, officer, manager, employee or other service provider;

(g)           hired, engaged, terminated (without cause), furloughed, or temporarily laid off any employee or independent contractor with annual compensation in excess of $100,000;

(h)           increased or decreased the compensation or benefits payable or to become payable to any director, officer, manager, employee, or other service provider in excess of $15,000 individually or $150,000 in the aggregate;

(i)	reserved;

(j)	established, adopted, amended or terminated any Benefit Plan;

(k)            (i) made any material change to the Company’s pricing, discount, allowance or return policies or materially changed any of its cash management customs and practices or (ii) granted any material pricing, discount, allowance, warranty or return terms for any customer, vendor, distributor or supplier;

(l)           made, changed or revoked any election with respect to Taxes, adopted or changed any method of Tax accounting, filed any amended Tax Return, entered into any closing agreement, settlement or compromise of any claim or assessment relating to Taxes, entered into any Tax sharing, allocation, indemnity or similar agreement, consented to any extension or waiver of any statute of limitations period applicable to any Tax Return or claim or assessment with respect to Taxes, or taken any other similar action relating to the filing of any Tax Return or the payment of any Tax to the extent such similar action could have the effect of increasing the Tax liability of Buyer or any of its Affiliates (including the Company after the Closing Date) for any taxable period ending after the Closing Date;

(m)           made any acquisition of any capital stock or business of any other Person (including by acquiring substantially all of such Person’s assets), whether by merger, stock or asset purchase or otherwise, other than purchases of fixed assets in the Ordinary Course of Business;

(n)	reserved;

(o)           commenced or settled any criminal or civil claim either involving more than $100,000 or outside the Ordinary Course of Business;

(p)           failed to promptly pay and discharge current liabilities, except where disputed in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with commercially reasonable standards consistently applied;

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(q)           declared, set aside or paid any dividend or distributed cash or other payment or property to any stockholder of the Company or any of its Affiliates, redeemed or otherwise acquired any of its securities or warrants, options or other rights to acquire its securities;

(r)            borrowed greater than $10,000 in any single transaction or series of related transactions;

(s)           made any loan to, or entered into any other transaction with, any of its current or former directors, managers, officers or employees;

(t)           changed any annual accounting period, adopted or changed in any material respect any method of accounting or accounting practices, estimation techniques, assumptions, policies and principles theretofore adopted or followed, except as required by applicable Law, or reversed any accruals or reserves;

(u)           changed in any material manner its collection practices or rates for accounts receivable or its payment practices or rates for accounts payable, and otherwise maintained, in all material respects, working capital consistent with past practices;

(v)           adopted any plan of merger, consolidation, reorganization, liquidation or dissolution, filed a petition in bankruptcy under any provision of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law; or

(w)	committed to do any of the foregoing.

3.6.          Litigation. The Company is not a party (either as plaintiff or defendant) to any Litigation or, to the Company’s Knowledge, subject to any investigation that is pending or threatened against the Company or any of its respective officers, employees, managers, or directors (in their capacity as such) with respect to the Business, or threatened against the assets or businesses, and to the Knowledge of the Company, there is no reasonable basis for any such Litigation or investigation. The Company is not subject to any Governmental Order.

3.7.	Taxes.

(a)	The Company has filed all required Tax Returns, and all such Tax Returns are true, correct, and complete in all material respects.

(b)           All Taxes owed by the Company (whether or not shown on any Tax Return) has been duly and timely paid.

(c)           The Company has timely withheld and paid over to the appropriate Taxing Authority (or set aside for timely payment to the appropriate Taxing Authority) all Taxes required to be withheld from amounts distributed, paid, or owing to each Seller or any employee, contractor or other third-party.

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(d)           The Company is not currently (and has never been) the subject of an ongoing Tax audit, examination, action, suit, claim, investigation, or other proceeding or notice of inquiry with respect to Taxes, and no such proceeding has been threatened in writing.

(e)           The Company has not consented in writing to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Taxing Authority, which extension is still in effect.

(f)           No deficiency for any amount of Tax has been asserted in writing or assessed by a Taxing Authority against or with respect to the Company that has not been satisfied by payment or been withdrawn.

(g)           No claim has ever been made in writing by a Taxing Authority in a jurisdiction where the Company does not file a particular type of Tax Return or pay a particular type of Tax that the Company is or may be required to file such Tax Return or pay such Tax (including obligations to withhold amounts with respect to Tax) in that jurisdiction.

(h)           There are no Liens for Taxes upon the assets of the Company, except for Permitted Liens.

(i)           The Company is not a party to or bound by any written agreement providing for the allocation, sharing or indemnification of Taxes (other than an agreement entered into in the Ordinary Course of Business not primarily relating to Taxes).

(j)           The Company (i) is not and has never been a member of an affiliated group (within the meaning of Section 1504(a) of the Code or similar group defined under any similar provision of state, local or non-U.S. Tax law) filing a consolidated, combined, unitary or aggregate group Tax Return for any taxable period (other than any such group the common parent of which is the Company) and (ii) has no liability for the Taxes of any other Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Tax law), as a transferee or successor, by Contract (other than a Contract entered into in the ordinary course of business not primarily relating to Taxes), operation of law or otherwise.

(k)           The Company has not been a party to any “reportable transaction,” as defined in Treas. Reg. §1.6011-4(b) or any “tax shelter” within the meaning of Section 6662 of the Code (or any similar provision of applicable law).

(l)           The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for Tax purposes made on or prior to the Closing Date (other than a change initiated on the Closing Date by Buyer); (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) use of an improper method of accounting for a taxable period on or prior to the Closing Date.

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(m)           The Company has not deferred any obligation to pay Taxes pursuant to the 2020 COVID Acts or in connection with the Payroll Tax Executive Order (or any corresponding provisions of applicable law).

(n)           The Company has not engaged in a trade or business, has not had a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), or otherwise been subject to taxation in any country other than the country of its formation.

3.8.          Employee Benefit Plans.

(a)           Section  3.8(a) of the Company Disclosure Schedules sets forth a list of each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and each other material incentive (equity or otherwise), employment, severance, retention, change in control, commission, referral, incentive, deferred compensation, pension, retirement, welfare, life insurance, illness benefit, post-employment welfare, disability, insurance, vacation, paid time off, profit-sharing, savings, supplemental retirement, severance, termination, stock purchase, stock option, restricted stock, phantom equity or other equity or equity-based, fringe benefit or other compensation or benefit plan, policy, agreement, arrangement or program that is sponsored, maintained or contributed to by the Company or under which the Company has any obligation or liability, to provide compensation or benefits to or for the benefit of any of its current or former employees, directors, or individual independent contractors or any such individual’s spouse, dependents or beneficiaries (each, a “Benefit Plan”, and collectively, the “Benefit Plans”). With respect to each Benefit Plan, the Company has made available to Buyer copies of the governing plan documents and, to the extent applicable: (i) the related trust agreement, annuity contract or other funding documents; (ii) the summary plan description and any summary of material modifications currently in effect; (iii) the most recent annual Form 5500 filing; (iv) the most recent favorable determination or opinion letter received from the IRS; and (v) any material correspondence, notices and filings during the past three (3) years to or from the IRS or the United States Department of Labor or any other Governmental Authority relating to any such Benefit Plan.

(b)           The Benefit Plans have been funded, administered, and maintained in accordance with their terms and the provisions of applicable Law, including ERISA and the Code, except for any such failures to comply that would not, individually or in the aggregate, reasonably be expected to subject the Company to any material Liability. To the extent available under current IRS procedures, each Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder. To the Company’s Knowledge, there are no pending or threatened claims or governmental proceedings or investigations with respect to any Benefit Plan, other than routine claims for benefits.

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(c)           No Benefit Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA. The Company has not at any time maintained, contributed to or been required to contribute to, or sponsored, or has any current or potential Liability (including actual or potential withdrawal Liability) with respect to, (i) any plan subject to Title IV of ERISA or to the funding requirements of Section 412 of the Code or Section 302 of ERISA, (ii) any “multiemployer pension plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), (iii) a multiple employer plan (within the meaning of Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No Benefit Plan is maintained or subject to the Laws of a jurisdiction outside of the United States.

(d)           The Company does not have any material Liability or obligation to provide health benefits to former or retired employees other than pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or similar state Laws which require limited continuation of coverage for such benefits, or during any period in which a terminated employee of the Company is entitled to receive severance benefits.

(e)           With respect to each of the Benefit Plans, all contributions, premiums, or other payments due and payable have been paid on a timely basis in accordance with the terms of the applicable Benefit Plan and applicable Law or, to the extent not yet due, properly accrued on the Company’s latest financial statements in all material respects and in material accordance with the terms of the Benefit Plan and all applicable Laws and accounting standards.

(f)           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment becoming due to any employee of the Company, (ii) result in a material increase in benefits otherwise payable under any Benefit Plan, (iii) result in the acceleration of the time of a material payment or vesting of material benefits under any Benefit Plan, or (iv) result in any payment, alone or together with any other payments or benefits (whether occurring prior to, on or following the Closing, including in connection with termination of employment), being an “excess parachute payment” within the meaning of Section 280G of the Code. The Company does not have any obligation to gross up or reimburse any current or former employee, director or individual service provider for any Taxes or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code.

(g)           Each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has, in all material respects, been maintained in documentary and operational compliance with Section 409A of the Code and the applicable guidance issued thereunder.

3.9.          Real and Personal Property.

(a)           The Company does not own any real property or has ever owned any real property. There are no properties previously leased or occupied by the Company in respect of which the Company has any contingent or potential liabilities.

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(b)           Section 3.9(b)xiii) of the Company Disclosure Schedules sets forth a list of all real property leased by the Company (the “Leased Real Property”) and all leases (including all extensions, amendments, and modifications thereto) (each, a “Lease” and collectively, the “Leases”) relating to the Leased Real Property. Section 3.9 of the Company Disclosure Schedules sets forth all title insurance policies, opinions, abstracts, and surveys in the possession of the Company relating to the Leased Real Property. The Company has made available to Buyer true, correct, and complete copies of the foregoing. With respect to the Leased Real Property and each Lease:

(i)             the Company has a valid leasehold interest in the Leased Real Property, free and clear of all Liens (except for Permitted Liens);

(ii)            each Lease is a valid, binding, and enforceable contract, in full force and effect;

(iii)           the Company is not in default beyond applicable notice or cure periods under such Lease nor, to the Company’s Knowledge, is any other party in default under such Lease;

(iv)          to the Knowledge of the Company, there is no condition or event that, with notice or lapse of time, or both, would constitute a default under the provisions of any Lease, and each party thereto has paid and performed all of its obligations thereunder and there are no material unpaid monetary obligations owed by any party thereto to any other party thereto;

(v)           the Company has not collaterally assigned or granted any other security interest in any Lease or any interest therein;

(vi)          the Company has not subleased, sublicensed, or otherwise granted to any Person any right to use, occupy, or possess any portion of the Leased Real Property;

(vii)         there are no disputes (e.g., with respect to pass through expenses and reconciliations thereof) with respect to any Lease;

(viii)        no party to any Lease has given or received written notice of the intention to terminate or not to renew any Lease or any assertion in writing of any default, offset, counterclaim, or deduction to the payment of rent that remains outstanding, and to the Knowledge of the Company, no such default, or right of offset, counterclaim, or deduction exists;

(ix)           no party to any Lease has received written notice of any, and to the Knowledge of the Company, there are no existing or pending zoning, land use, eminent domain, condemnation, or other similar proceedings with respect to the Leased Real Property;

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(x)            neither the Leased Real Property nor any portion thereof is now damaged or injured as a result of any fire, explosion, accident, flood, or other casualty, whether or not covered by insurance, and the Company has not received any notice from any insurance company or bonding company of any defects or inadequacies in the Leased Real Property (or any portion thereof), which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond;

(xi)           to the Knowledge of the Company, there are no actions pending, threatened against or affecting the Leased Real Property or any portion thereof or interest therein;

(xii)          the Leased Real Property’s buildings, structures, facilities, and other improvements located thereon, are structurally sound, in good operating condition and repair, free of material defects, and suitable for their current uses. None of the aforementioned require maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost;

(xiii)         except as and to the extent disclosed to Buyer, all water, sewer, gas, electric, telephone, cable, drainage, and other utilities required by law or currently used in the operation and maintenance of the Leased Real Property are installed across public property or through valid easements up to the boundary lines of the Leased Real Property and are connected under valid Permits. To the Company’s Knowledge, there is no pending or threatened termination of any such utility services; and all facilities on the Leased Real Property that are used in connection with such utility services are adequate for serving the Leased Real Property and are in good operating condition and repair;

(xiv)         the use and operation of the Leased Real Property in the conduct of the Business do not materially violate any Law, covenant, condition, restriction, easement, license, Permit, or agreement; and

(xv)          there are no defaults beyond any applicable notice or cure periods under any covenant, condition, restriction, right of way, easement, license, or Lien affecting all or any portion of the Leased Real Property or any leasehold interest therein and to the Knowledge of the Company, there is no condition or event that, with notice or lapse of time, or both, would constitute such a default.

(c)           The Company has good title to, or a valid leasehold interest in, all of the material tangible personal property and assets used or held for use by it necessary for the conduct of the Business as conducted on the date hereof, free and clear of any Liens. The material items of tangible personal property owned or leased by the Company, excluding any buildings, fixtures, or other improvements on the Leased Real Property, are, overall, in good working order and condition for their age and intended use, reasonable wear and tear excepted. The properties and assets of the Company (including the Leased Real Property) are all the properties and assets (real, personal, tangible, and intangible) used or held for use by the Company in the conduct of the Business as currently conducted, and are sufficient for the Company to operate the Business immediately after the Closing in substantially the same manner as prior to the Closing.

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3.10.        Labor and Employment Matters.

(a)           The Company is in compliance in all material respects with all applicable Laws relating to employment and employment practices. These include terms and conditions of employment, wages and hours, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs, employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, diversity, unemployment insurance, and worker and employee misclassification. To the Company’s Knowledge, there are no pending or threatened claims or investigations by any Governmental Authority with respect to the employment or termination of any employee of the Company.

(b)           The Company is not a party to, bound by, or negotiating any Labor Agreement or understanding with a labor union or labor organization, and no employees of the Company are represented by any labor union, works council, or other labor organization. The Company has not been subject to any written charge, demand, petition, or representation proceeding seeking to compel, require, or demand it to bargain with any labor union or labor organization, nor is there any such matter pending or, to the Company’s Knowledge, threatened in writing. To the Company’s Knowledge, no labor organizing activities have occurred with respect to any employees of the Company. There have been no actual or, to the Knowledge of the Company, threatened unfair labor practice charges, material labor grievances, labor arbitrations, material labor strikes, disputes, walkouts, work stoppages, slowdowns, picketing, handbilling, lockouts, or any other material labor disputes against, affecting, or involving the Company.

(c)           Except as would not result in material liability for the Company: (i) the Company has fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have become due and payable to their current or former employees and independent contractors under applicable Law, Contract or Company policy; and (ii) each individual who is providing or has provided services to the Company and is or was classified as an independent contractor, consultant, leased employee, or other non-employee service provider has been properly classified and treated as such for all applicable purposes.

(d)           With respect to the transactions contemplated by this Agreement, the Company has satisfied in all material respects any notice, consultation, or bargaining obligations owed to their employees or their employees’ representatives under applicable Law, Labor Agreement, or other Contract.

(e)           To the Knowledge of the Company, no current or former employee or independent contractor of the Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, non-solicitation agreement, restrictive covenant, or other obligation (i) owed to the Company or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company.

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(f)           The Company has promptly, thoroughly, and impartially investigated all sexual or other harassment, discrimination, and retaliation allegations of which any of them is aware. With respect to any such allegation with potential merit, the Company has taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company does not reasonably expect any material Liabilities with respect to any such allegations and are not aware of any allegations relating to officers, directors, employees, contractors, or agents of the Company, that, if known to the public, would have a Company Material Adverse Effect.

3.11.        Contracts and Commitments.

(a)           Section 3.11 of the Company Disclosure Schedules sets forth a list of the following Contracts to which the Company is a party:

(i)             any partnership, joint venture, or similar Contract that involves the sharing of profits or losses;

(ii)            any Labor Agreement;

(iii)           any employment, severance, incentive compensation, retention, change of control, or consulting Contract with any current director, officer, or employee requiring an annual payment of cash compensation (excluding non-guaranteed sales commissions) in excess of $100,000 (or, in the case of a severance, incentive compensation, retention or change of control agreement, an aggregate payment in excess of $100,000); change of control, or consulting Contract with any current director, officer, or employee requiring an annual payment of cash compensation (excluding non-guaranteed sales commissions) in excess of $100,000 (or, in the case of a severance, incentive compensation, retention or change of control agreement, an aggregate payment in excess of $100,000);

(iv)          any Contract with another Person concerning confidentiality or non-competition materially limiting or restricting the ability of the Company to enter into or engage in any market or line of business or otherwise including provisions on joint price-fixing, “most favored nation”, market or customer sharing, exclusivity or market classification;

(v)           any Contract for the sale of any of the assets of the Company, other than in the Ordinary Course of Business;

(vi)          any Contract relating to the acquisition by the Company of any operating business or the assets or capital stock of any other Person, other than in the Ordinary Course of Business;

(vii)         any agreement relating to the incurrence, assumption, surety or guarantee of any Indebtedness (excluding any agreement to guarantee lease payments of the Company or credit card or commercial card agreements) or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the assets of the Company;

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(viii)          any Contract under which the Company has made advances or loans to any other Person (which shall not include advances made to an employee of the Company in the Ordinary Course of Business);

(ix)           any Contract relating to the settlement, conciliation or similar agreement with any Governmental Authority of any claim or action or pursuant to which the Company will have any material outstanding obligation after the date of this Agreement;

(x)            any Contract with a Governmental Authority or pursuant to which the Company participates in any program involving a Governmental Authority;

(xi)           any Contract pursuant to which the Company is granted a lease in, a sublease in, or the right to use or occupy any Leased Real Property facility;

(xii)          any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would give rise to any acceleration or additional rights or obligations under such Contract or prohibit or delay the consummation of the transaction contemplated by this Agreement;

(xiii)         any other Contract that (A) involves a future or potential Liability or receivable, as the case may be, in excess of $50,000 on an annual basis or in excess of $250,000 over the current Contract term or (B) has a term greater than one year and cannot be cancelled by the Company, as applicable, without penalty or further payment and without more than thirty (30) days’ notice;

(xiv)         Contracts under which the Company is a licensor or otherwise grants to a third party any rights to use any Intellectual Property (other than Intellectual Property licensed to customers on a non-exclusive basis in the Ordinary Course of Business);

(xv)          any other agreement (not described in clauses (i) to (xvii) above) the termination of which would reasonably be expected to have a Company Material Adverse Effect.

(b)           Each of the Contracts set forth or required to be set forth on Section 3.11 of the Company Disclosure Schedules is in full force and effect, is the legal, valid, and binding obligation of the Company, as applicable, enforceable against it in accordance with its terms. To the Company’s Knowledge, each of the Contracts listed on Section 3.11 of the Company Disclosure Schedules is valid, binding and enforceable against the other parties thereto in accordance with their terms and the Company, nor, to the Knowledge of the Company, any other party to any such agreement, is in breach or default in any material respect under any such agreement. The Company shall made available to Buyer a copy of each written agreement which copy is complete, and a summary of the material terms of each non-written, agreement set forth or required to be set forth on Section 3.11 of the Company Disclosure Schedules.

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3.12.        Intellectual Property.

(a)           Section 3.12(a) of the Company Disclosure Schedules sets forth a complete and accurate list of all Registered Intellectual Property, in each case listing, as applicable (i) the name of the applicant/registrant and current owner, (ii) the jurisdiction where the application/registration is located (or, for Domain Names, the applicable registrar), (iii) the application or registration number, (iv) the filing date and issuance/registration/grant date, and (v) the prosecution status. All Registered Intellectual Property is valid, subsisting, and enforceable, and has not been abandoned or passed into the public domain. The Company solely and exclusively owns all right, title, and interest in and to the Company Owned IP free and clear of all Liens. Section 3.12(a) of the Company Disclosure Schedules also contains a complete and accurate list of all material Trademarks used or held for use by the Company that are not registered or the subject of Trademark registrations.

(b)           (i) all necessary registration, maintenance, and renewal fees with respect to the Registered Intellectual Property have been paid, and all necessary affidavits, responses, recordations, certificates and other documents have been filed for the purposes of obtaining, maintaining, perfecting, preserving and renewing such Registered Intellectual Property; (ii) there are no actions that must be taken within one hundred twenty (120) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any affidavits, responses, recordations, certificates, or other documents, for the purposes of obtaining, maintaining, perfecting, preserving, or renewing any Registered Intellectual Property; and (iii) to the Knowledge of the Company, each item of Registered Intellectual Property has been prosecuted in compliance in all material respects with all applicable rules, policies, and procedures of the applicable Governmental Authority.

(c)           The Company or the conduct of the Business, as previously or currently conducted or as currently proposed to be conducted, does not (i) infringe, misappropriate, dilute, use, or disclose without authorization, or otherwise violate any Intellectual Property Rights of any Person, or has done, will do, or contribute to any of the foregoing, or (ii) constitute, has constituted, or will constitute unfair competition or trade practices under any applicable Law. As of the date of this Agreement, to the Knowledge of Company, no Person has threatened or asserted against the Company any claim of infringement, misappropriation, or other violation of any Intellectual Property Rights. To the Knowledge of the Company, no Person has infringed, misappropriated, diluted, or otherwise violated, or is currently infringing, misappropriating, diluting, or otherwise violating, any Company Owned IP. Neither the Company nor any Seller has received or issued any written notice of any actual, alleged, or suspected infringement or misappropriation of any Company Owned IP, nor is the Company or any Seller aware of facts that would support the receipt or issuance of such a notice.

(d)           Neither the execution, delivery, and performance of this Agreement, nor the other transaction documents contemplated hereby to which the Company is a party, nor such other agreements, documents, and instruments to be executed and delivered after the date hereof pursuant to the terms hereof, nor the consummation of the transactions contemplated by this Agreement, nor any Contract to which the Company is a party or otherwise bound, will cause or require (or purport to cause or require) Buyer or any of its Affiliates to (i) grant to any other Person any license, covenant not to sue, immunity, or other right with respect to or under any of Buyer’s or its Affiliates’ Intellectual Property or Intellectual Property Rights; or (ii) be obligated to pay any royalties or other amounts, or offer any discounts, to any other Person with respect to Intellectual Property. The Company Owned IP constitutes all of the Intellectual Property and Intellectual Property Rights used, held for use, or practiced by the Company, including all such Intellectual Property and Intellectual Property Rights incorporated into, or used in connection with the design, research, development, manufacturing, marketing, advertising, promotion, sale, licensing, distribution, delivery, or provision of the Company Services or otherwise necessary and sufficient for the conduct of, or used, held for use, or practiced in connection with, the Business as currently conducted. The Company has not assigned, transferred, sold, conveyed, or exclusively licensed any Intellectual Property Rights used, practiced, or necessary or desirable for the conduct of, or in connection with, the Business.

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(e)           All Persons who have been involved in the authorship, invention, or other development of any Intellectual Property or Intellectual Property Rights for or on behalf of the Company (each, a “Contributor”), including present or former employees, officers, consultants, and contractors, have entered into a valid and enforceable written invention assignment agreement with the Company that effectively and validly assigns to the Company all Intellectual Property and Intellectual Property Rights authored, invented, or otherwise developed by such Contributor. No Contributor has (or, to the Company’s Knowledge, purports to have) any ownership, license, or other right, title, or interest in any Company Owned IP or in any modifications, derivatives, or improvements thereof. The Company or any Contributor has not done, or failed to do, any act or thing which may prejudice the validity or enforceability of the Company Owned IP.

(f)            The Company has taken steps consistent with generally accepted and customary industry standards, and in any event no less than reasonable steps, to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Trade Secrets included in the Company Owned IP. The Company has not authorized the disclosure of any such Trade Secret, nor to the Company’s Knowledge has any such Trade Secret been disclosed, other than pursuant to a valid and enforceable confidentiality agreement with respect thereto. The Company has no Knowledge of any misappropriation or unauthorized disclosure of any such Trade Secret, or breach of any obligations of confidentiality with respect to any such Trade Secret.

(g)           To the Knowledge of Company, there have been no claims, allegations, investigations, inquiries, or complaints by any Person against the Company relating to the Company’s privacy or data security practices.

3.13.        Environmental Matters. The Company is in compliance with all Environmental Laws applicable to its operations and use of the Leased Real Property, except where the failure to comply would not, individually or in the aggregate, (i) subject the Company to any material Liability or (ii) adversely affect in any material respect the Company’s ability to conduct the Business immediately after the Closing as presently conducted. The Company has obtained and is in compliance with all Permits required under Environmental Laws for the operation of the Business as presently conducted, except where the failure to obtain or comply would not, individually or in the aggregate, (x) subject the Company to any material Liability or (y) adversely affect in any material respect the Company’s ability to conduct the Business immediately after the Closing as presently conducted. The Company does not generate, transport, treat, store, or dispose of any Hazardous Material, except in compliance in all material respects with all Environmental Laws, and, to the Company’s Knowledge, there has been no Release of any Hazardous Material at or on the Leased Real Property that requires remediation or that requires the Company to take due diligence actions pursuant to any Environmental Law. Except for those matters that have been resolved or are otherwise no longer pending on the date of this Agreement, the Company has not (A) received any written request for information, notice, demand letter, administrative inquiry or written complaint or claim under any Environmental Law, (B) been subject to or, to the Company’s Knowledge, threatened in writing with, any governmental or citizen enforcement action or claim with respect to any Environmental Law, or (C) received written notice of any unsatisfied Liability under any Environmental Law.

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3.14.        Insurance. The Company has maintained insurance coverage with reputable and financially sound insurers, or maintained self-insurance practices that, taken together, has provided insurance coverage for the Business for all material risks to which the Company is normally exposed. Section 3.14 of the Company Disclosure Schedules sets forth a list of the insurance policies held by, or for the benefit of, the Company (the “Insurance Policies”). Each Insurance Policy is in full force and effect as of the date hereof and as of the Closing, and all premiums have been paid in full, and the Company is not in breach or default in any material respect with respect to any Insurance Policy, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any Insurance Policy. As of the date hereof and as of the Closing, no written notice of cancellation, termination or non-renewal has been received with respect to any such Insurance Policy.

3.15.	Compliance with Laws.

(a)           The Company is not in default or violation of any Law or Governmental Order that is applicable to the Company or by which any property or asset of the Company is bound, except for any such conflicts, defaults, or violations that would not, individually or in the aggregate, reasonably be expected to (i) subject the Company to any material Liability or (ii) adversely affect in any material respect the Company’s ability to conduct the Business immediately after the Closing as presently conducted. The Company has no Knowledge of any allegation of any default or violation with any such Law or Governmental Order. The Company’s directors, managers, officers, employees, or agents have not made any bribes, kickbacks, or other illegal payments. The Company has been in material conformity with all applicable contractual commitments and all express and implied warranties. All of the services of the Company have been provided, in all material respects, in conformity with all applicable Laws, contractual commitments, Permits, and licenses applicable to or held by the Company and all express and implied warranties given by the Company.

(b)           The Company holds and is in compliance with all Permits required under all Laws in connection with the conduct of the Business as presently conducted, except where the failure to hold or comply would not, individually or in the aggregate, reasonably be expected to (i) subject the Company to any material Liability or (ii) adversely affect in any material respect the Company’s ability to conduct the Business immediately after the Closing as presently conducted. No loss or expiration of any such Permit is pending or, to the Company’s Knowledge, threatened, other than the expiration in accordance with the terms thereof of Permits that may be renewed in the Ordinary Course of Business without lapsing.

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3.16.        No Brokers. The Company has not entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of such entity or Buyer to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the transactions contemplated hereby.

3.17.        Related Party Transactions. Except as set forth on Section 3.17 of the Company Disclosure Schedules, no executive officer, director or Affiliate of the Company: (a) has, to the Knowledge of the Company, any interest in any property (real, personal or mixed and whether tangible or intangible) used in or pertaining to the Business; (b) to the Knowledge of the Company, owns, of record or as a beneficial owner, a material equity interest or any other financial interest in a Person that has material business dealings with the Company; (c) is a party to any agreement with, or has any claim or right against the Company (except for employment contracts and claims thereunder or under any Benefit Plan); (d) is owed any money by the Company other than (i) Indebtedness being repaid at the Closing or (ii) for services rendered or reimbursable expenses; (e) owes any money to the Company, except for advances made in the Ordinary Course of Business; or (f) has provided a personal guarantee to third parties in favor of the Company. Except as set forth on Section 3.17 of the Company Disclosure Schedules, the Company does not have any Liability or any other obligation of any nature whatsoever to any related party, except for employment-related Liabilities and obligations incurred in the Ordinary Course of Business.

3.18.        Officers, Directors and Bank Accounts. Section 3.18 of the Company Disclosure Schedules sets forth (a) all officers and directors of the Company and (b) each bank, deposit, lock-box or cash collection account of the Company, including the title and number of the account and the financial or other institution at which it is located.

3.19.	Disclaimer of Other Representations and Warranties.

(a) NEITHER THE COMPANY NOR ANY OF ITS REPRESENTATIVES, DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS HAS MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE SHARES, THE COMPANY, OR THE BUSINESS OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONTEMPLATED HEREBY.

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(b)           Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3.19 shall constitute, or be deemed or construed to be, a waiver or release by or on behalf of Buyer, or otherwise limit the right of Buyer or any other Person to bring a claim against any Person relating to Fraud in connection with this Agreement or the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth on the Company Disclosure Schedules, each Seller hereby, severally and jointly, represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing (with the right to amend and update the Company Disclosure Schedules prior to Closing) except to the extent that a representation or warranty in this Article IV expressly states that such representation or warranty is made only as of an earlier date:

4.1.          Ownership. The Shares are owned of record and beneficially by each Seller free and clear of Liens, other than transfer restrictions imposed on equity securities by securities Laws. No Seller has granted any option or right and is not a party to or bound by any Contract that requires, or upon the passage of time, the payment of money or occurrence of any other event, would require, Sellers to transfer any of the Shares to anyone other than Buyer.

4.2.          Validity and Enforceability. Each Seller has authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, the performance by each Seller of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by each Seller. This Agreement has been duly executed and delivered by each Seller and (assuming the due authorization, execution and delivery of this Agreement by Buyer and the Company), constitutes a legal, valid, and binding obligation of each Seller, enforceable against Seller in accordance with its terms.

4.3.          Non-Contravention. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereunder in accordance with the terms and conditions of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (a) violate any Law or Governmental Order applicable to any Seller, (b) result in the creation or imposition of any Lien (except for Permitted Liens) with respect to, or otherwise have an adverse effect upon, the Shares or the properties or assets of the Company, or (c) result in a breach of or constitute a default under, or require the consent of any third party that has not been obtained under, any Contract to which any Seller or the Company is a party or by which it may be bound, except for violations, breaches, defaults or required consents that in the aggregate would not reasonably be expected to materially and adversely affect any Seller’s ability to consummate the transactions contemplated hereunder in accordance with the terms and conditions of this Agreement and would not prevent any Seller from performing in all material respects any of his obligations under this Agreement. No filing by any Seller with, and no Permit, in each case, of or with respect to any Seller, of any Governmental Authority is necessary for the consummation by each Seller of the transactions contemplated hereby other than any filings required by the Corporate Transparency Act.

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4.4.          Litigation. There is no Litigation pending or, to the knowledge of any Seller, threatened against or affecting any Seller at law or in equity, by or before any Governmental Authority, arbitrator or any other Person, which could adversely affect any Seller’s performance under this Agreement, any other transaction document to which Seller is a party or the consummation of the transactions contemplated hereby and thereby.

4.5.          Approvals. The execution and delivery of this Agreement by each Seller does not, and the performance of this Agreement by each Seller will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract other than any filings required under the Corporate Transparency Act.

4.6.          Condition of Motor Vehicles and Equipment. The motor vehicles listed on FedEx/FXG Schedule B and the equipment for the operation of the Business have been owned by the Company and adequately maintained and will transfer according to the local Department of Transportation and are safely operable in accordance with FXG requirements under the applicable FXG agreement with Seller and/or Company, all scheduled maintenance procedures specified by the manufacturer of each item have been timely performed, and all known material defects have been repaired. All motor vehicles listed on FedEx/FXG Schedule B are able to pass the FedEx QVIR inspection. In the event motor vehicles and/or equipment are not in working condition at any time prior to Closing, Seller will have the option to either (ii) repair the motor vehicles and/or equipment in condition to pass the FedEx QVIR inspection or (ii) give a credit to Buyer in Escrow equal to an amount that is mutually agreed upon by Buyer and Sellers for such repairs (the “Repair Credit”). In the event motor vehicles and/or equipment become inoperable after the Closing, Buyer will incur the cost to repair/replace at Buyer’s expense. Each Seller warrants that all motor vehicles listed on FedEx/FXG Schedule B and equipment are free of any significant, known mechanical conditions. If any significant, known mechanical conditions are identified with regards to any vehicles listed on FedEx/FXG Schedule B or any equipment, Sellers would cover any associated costs of repair prior to Closing. Other than the foregoing, Sellers do not make any representation or warranty regarding the condition of the motor vehicles or equipment, and Buyer shall purchase all such items on the Closing Date “AS IS”. Should any motor vehicles or equipment fail to meet these conditions prior to Closing, Seller shall have the option to either (a) perform necessary repairs at Sellers’ cost and expense or (b) give a Repair Credit for such vehicle or vehicles. Should any vehicles listed on FedEX/FXG Schedule B fail to pass the first quarterly FedEx QVR inspection following the Closing, Seller shall have the option to (x) perform necessary repairs in order to pass such inspection at Sellers cost and expense or (y) pay to Buyer an amount equal to an amount mutually agreed upon by Buyer and Sellers for such vehicle repairs (“Post-Closing Repair Credit”).

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4.7.	Disclaimer of Other Representations and Warranties.

(a)           NO SELLER NOR ANY REPRESENTATIVES, DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS OF ANY SELLER HAS MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE SHARES, THE COMPANY, OR THE BUSINESS OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONTEMPLATED HEREBY.

(b)           Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4.7 shall constitute, or be deemed or construed to be, a waiver or release by or on behalf of Buyer, or otherwise limit the right of Buyer or any other Person to bring a claim against any Person relating to Fraud in connection with this Agreement or the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company and Sellers that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date except to the extent that a representation or warranty in this Article V expressly states that such representation or warranty is made only as of an earlier date:

5.1.          Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer is duly qualified or licensed to do business, and is in good standing, as a corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Buyer Material Adverse Effect. Buyer has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates, or holds under lease.

5.2.          Authorization. Buyer has the full corporate power to execute and deliver this Agreement and the other transaction documents contemplated hereby to which Buyer is a party (“Buyer Related Agreements”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby on the part of Buyer. The execution and delivery by Buyer of this Agreement and the Buyer Related Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Buyer Related Agreements have been duly executed and delivered by Buyer, and (assuming due authorization, execution, and delivery by the Company and Sellers) constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its and their terms.

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5.3.          No Violation. The execution, delivery and performance of this Agreement and the Buyer Related Agreements and the consummation by Buyer of the transactions contemplated hereunder and thereunder in accordance the terms and conditions hereof and thereof, do not and will not (a) violate or conflict with any of Buyer’s Organizational Documents, (b) conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, give rise to a right of termination of, or require any notice or approval under, any Contract to which Buyer is a party or by which Buyer’s assets are bound or (c) conflict with or violate or constitute a default under (whether after giving of notice, lapse of time, or both) any provision of Law, regulation or rule, or any order of, or any restriction imposed by, any court or other Governmental Authority applicable to Buyer, except in the cases of clauses (b) and (c), such conflicts, breaches or defaults as would not be reasonably expected to have a Buyer Material Adverse Effect.

5.4.          Approvals. The execution and delivery of this Agreement and the Buyer Related Agreements by Buyer does not, and the performance and consummation of the transactions contemplated hereunder and thereunder by Buyer will not, require consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract that has not been received or made.

5.5.          Investment Intention. Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Buyer understands that none of the Shares have been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

5.6.          No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or its Affiliates.

5.7.          Solvency. Assuming (a) the truth and accuracy of the representations and warranties of the Company and each Seller set forth herein, and (b) the performance by the Company and each Seller of their respective obligations under this Agreement, immediately after giving effect to the transactions contemplated by this Agreement and for all times that Buyer shall make payments into Escrow hereunder, Buyer and the Company shall (i) be able to pay their debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (ii) have adequate capital to carry on the Business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer or the Company.

5.8.          Litigation. There is no Litigation pending or, to the knowledge of Buyer, threatened against or affecting Buyer or its Affiliates at Law or in equity, by or before any Governmental Authority, arbitrator or any other Person, that could adversely affect Buyer’s performance under this Agreement, any other transaction document to which Buyer is a party, or the transactions contemplated hereby or thereby.

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5.9.          No Other Representations Buyer acknowledges and agrees that the representations and warranties set forth in this Agreement (as qualified by the Company Disclosure Schedules) supersede, replace and nullify in every respect the data set forth in any other document, material or statement, whether written or oral, made available to Buyer and that all other representations, warranties and statements of any kind or nature expressed or implied (including any relating to the Business, Shares, future or historical financial condition, results of operations, prospects, assets or liabilities of the Company, or the quality, quantity or condition of their assets) are specifically disclaimed by the Company and each Seller. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.9 shall constitute, or be deemed or construed to be, a waiver or release by or on behalf of Buyer, or otherwise limit the right of Buyer or any other Person to bring a claim against any Person relating to Fraud in connection with this Agreement or the transactions contemplated hereby. Buyer acknowledges that it has undertaken an independent investigation and verification of the Shares, the Company’s Business and the condition of the Company and its assets. Buyer acknowledges and agrees that the future value of the Company and the Shares, and future success of the Company and its Business is dependent on factors beyond the control of Buyer, the Company, and Sellers, including, but not limited to, the economy and competition from other local and national businesses, and that none of the Company (or the Company’s officers, directors, employees, advisors, agents, or representatives) or any Seller has made any representations, warranties or covenants with respect to the future performance, financial or otherwise, of the Shares, the Company, its assets, or its Business. Buyer is not relying on any Seller or the Company (or any of the Company’s officers, directors, representatives, advisors, agents or employees) for any legal, accounting, financial or tax advice in in connection with the purchase of the Shares.

ARTICLE VI

COVENANTS

6.1.         Confidentiality. Buyer (without the written consent of Sellers) and no Seller (without the written consent of Buyer) shall, or permit its Affiliates, trustees, advisors, representatives, and agents (“Representatives”) to, disclose the terms and provisions of this Agreement, and any transaction documents contemplated by this Agreement or the transactions contemplated by this Agreement, and the fact that the transactions contemplated hereby have been consummated. Prior to Closing, Buyer shall treat and hold as confidential any information concerning the Business or the affairs of the Company, including the terms and provisions of this Agreement and the transaction documents contemplated hereby (the “Confidential Information”) except that Confidential Information shall not include any information that is now, or hereafter becomes generally known to the public, through no wrongful act of any Person, or breach of this Agreement, and shall not include any information that is rightfully obtained from a third party without breach of any confidentiality obligation owed to any Party. Buyer shall refrain from using any of the Confidential Information except in connection with the transactions contemplated hereby. If this Agreement is terminated or the Closing does not otherwise occur, Buyer will deliver promptly to Sellers or destroy (at Sellers’ discretion), at the request of Sellers, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control; provided however, that Buyer and any Representative of Buyer may, with prior notice to Sellers (if such notice is permitted by applicable law), disclose the terms and provisions of any transaction documents contemplated by this Agreement or the transactions contemplated by this Agreement, and any other Confidential Information to the extent necessary to complete federal, state or local income Tax Returns or in response to any demand, ruling, or order, or as otherwise required by applicable Law and may retain copies of such Confidential Information as necessary with respect thereto. Following the Closing, each Seller shall treat and hold as confidential any Confidential Information and refrain from using any of the Confidential Information except in connection with the transactions contemplated hereby, and deliver promptly to Buyer or destroy (at its discretion), at the request of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control; provided however, that each Seller and Seller Representative may, with prior notice to Buyer (if such notice is permitted by applicable law), disclose the terms and provisions of any transaction documents contemplated by this Agreement or the transactions contemplated by this Agreement, and any other the Confidential Information to the extent necessary to complete federal, state or local income Tax Returns or in response to any demand, ruling, or order, or as otherwise required by applicable Law and may retain copies of such Confidential Information as necessary with respect thereto. Notwithstanding anything in this Agreement to the contrary and without notice to any other Party, each Party may disclose (i) the terms and provisions of any transaction documents and the transactions contemplated by this Agreement, (ii) the fact that the transactions contemplated hereby have been consummated, and (iii) any other Confidential Information, to any of such Party’s advisors provided such advisors are subject to confidentiality obligations by agreement or by a legally enforceable code of professional responsibility to protect the confidentiality of such information. Any confidentiality obligation shall survive the termination or expiration of this Agreement and the consummation of the sale of the Shares.

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6.2.          Press Releases. The Parties agree that no press release or other public announcement of the transactions contemplated by this Agreement shall be made without the prior written consent of all of the Parties.

6.3.          Books and Records. Buyer shall, and shall cause the Company to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the Business of the Company in existence on the Closing Date and to make the same available for inspection and copying by each Seller or any of its representatives at the expense of each Seller during the normal business hours of Buyer and the Company, upon reasonable written request and upon reasonable notice. Sellers shall send any physical copies of books and records of the Company to Buyer as follows: Elite Express Holding, Inc., 441 E Huntington Dr. Suite 107 – 127, Arcadia, CA 91006.

6.4.	Tax Matters.

(a)           After the Closing Date, Buyer and Sellers shall provide each other with reasonable cooperation in connection with the preparation of Tax Returns of the Company, and shall make available to the other as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of or with respect to the Company for all Pre-Closing Tax Periods and shall preserve all such information, records and documents until the later of the expiration of any statute of limitations or extensions thereof, or a final determination with respect to Taxes for such period. Buyer shall promptly provide each Seller with copies of all documents, correspondence and notices received from any Taxing Authority relating to any Tax Proceeding for any Pre-Closing Tax Period or Straddle Period that relates to or could reasonably be expected to affect a Tax Return of the Company. The Parties further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Person as may be necessary or appropriate to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

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(b)           Sellers and Buyer will close the taxable period of the Company as of the day before the close of business on the Closing Date. Buyer and Sellers acknowledge and agree that upon consummation of the sale of the Shares hereunder, the Company’s Subchapter “S” corporation status shall be terminated. If applicable Law does not permit the Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a Straddle Period, the Taxes, if any, attributable to such a period shall be allocated using a bifurcated year allocation method and allocated to (i) Sellers for the period up to and including the day before the Closing Date, and (ii) Buyer for the period on and after the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the Company as of the day before the Closing Date and the Company’s “C” corporation status and “C” corporation short tax year will begin on the day of Closing, provided that any real property, personal property and other Taxes not imposed on the basis of income or receipts shall be allocated between the period ending on the day before the Closing Date and the period on and after the Closing Date in proportion to the number of days in each such period. Sellers shall be responsible for filing any short year Subchapter “S” tax filing and Buyer shall reasonably cooperate with Sellers regarding such filing.

(c)           All transfer, documentary, sales, use, stamp, registration, recording and other similar Taxes and fees (including any penalties and interest) that are imposed on any of the Parties by any Taxing Authority in connection with the transactions contemplated by this Agreement and all expenses of filing Tax Returns with respect to such Taxes and fees shall be borne by Buyer.

(d)           Buyer shall promptly notify each Seller in writing upon receipt by Buyer or the Company of written notice of any pending or threatened audit, examination or other administrative or judicial proceeding, contest, assessment, notice of deficiency or other adjustment or proposed adjustment relating to any and all Taxes of the Company with respect to the operation of the Company prior to Closing for which each Seller may have an indemnification obligation under this Agreement (a “Tax Proceeding”). Any such Tax Proceeding shall be controlled by Buyer; provided, however, that each Seller shall have the right to participate in such proceedings, including through separate counsel of its own choosing at its sole cost and expense, and Buyer shall use commercially reasonable efforts to provide each Seller with such participation rights; provided, that, Buyer shall, after consultation with each Seller, have the right to control such proceeding. For purposes of this Section 6.4(d), participation rights shall include the right to: (i) receive reasonable advance notice of any meetings, hearings or proceedings; and (ii) review in advance and comment on any pleadings, briefs or other documents to be filed

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6.5.          Release by Sellers and Company.

(a)           For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, (i) any reference to Company and Buyer in this Section 6.5 shall include Company and Buyer and each of their officers, directors, partners, managers, owners, employees, agents, attorneys, independent contractors, Affiliates, parent companies, subsidiaries, representatives, predecessors, successors, and assigns and (ii) any reference to any Seller in this Section 6.5 shall include each and all of their respective trustees, settlors, grantors, heirs, beneficiaries, spouses, executors, administrators, representatives, successors, and assigns.

(b)           Effective immediately upon the Closing, each Seller, for itself and its Affiliates (each a “Seller Releasor”), hereby irrevocably and unconditionally release and forever discharge Buyer and the Company (each a “Buyer Releasee”) from any and all claims, charges, complaints, causes of action, damages, agreements, Losses, and liabilities of any kind or nature whatsoever, whether known or unknown and whether at law or in equity, arising prior to the Closing Date (each a “Seller Released Claim”); provided that: (a) nothing contained in this Section 6.5 shall release Buyer or the Company from their obligations and liabilities under or any breach of (i) this Agreement or any other agreement executed in connection with this Agreement (each an “Ancillary Agreement”), including but not limited to any representations, warranties, indemnifications, covenants and agreements set forth in this Agreement or any Ancillary Agreement; or (ii) any agreement between any Seller and the Company that specifically and unequivocally survives the Closing hereunder and is disclosed on Section 3.17 of the Company Disclosure Schedules, if any; and (b) this release shall only relate to those claims arising in its entirety from conduct occurring prior to the Closing Date and (c) this release shall not release any claims that may not be released as a matter of Law. Each Buyer Releasee is a third party beneficiary of this release and this release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to Buyer and Company hereunder.

Each Seller represents and warrants that they have read the contents of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. ”

Thus, notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release and discharge of claims against the Company and Buyer, each Seller hereto expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which it does not know or suspect to exist in his/her/its favor at the time of execution hereof, and that this Agreement extinguishes any such claim or claims. EACH SELLER EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS UNDER CALIFORNIA CIVIL CODE SECTION 1542, as well as under any other statutes or common law principles of similar effect, and assumes full responsibility for any injuries, damages, losses or liabilities that it or he may hereafter incur with respect to such released claims. Each Seller hereby warrants, represents and agrees that such Seller has not heretofore assigned, subrogated or transferred, or purported to assign, subrogate or transfer to any Person any Seller Released Claim hereinabove released. Each Seller hereby agrees to indemnify, defend and hold harmless each of Company and Buyer from any such assignment, subrogation or transfer of Seller Released Claims pursuant to the indemnity procedure set forth in Section 7.2.

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(c)           Effective immediately upon the Closing, the Company, for itself and its Affiliates (each a “Company Releasor”) hereby irrevocably and unconditionally releases and forever discharges each Seller (each a “Seller Releasee”) from any and all claims, charges, complaints, causes of action, damages, agreements, Losses and liabilities of any kind or nature whatsoever, whether known or unknown and whether at law or in equity, arising prior to the Closing Date (each a “Company Released Claim”); provided, that: (a) nothing contained in this Section 6.5 shall release any Seller from their obligations and liabilities under or any breach of (i) this Agreement or any Ancillary Agreement, including but not limited to any representations, warranties, indemnifications, covenants and agreements set forth in this Agreement or any Ancillary Agreement; or (ii) any agreement between any Seller and the Company that specifically and unequivocally survives the Closing hereunder and is disclosed on Section 3.17 of the Company Disclosure Schedules, if any; and (b) this release shall only relate to those claims arising in its entirety from conduct occurring before the Closing Date and (c) this release shall not release any claims that may not be released as a matter of Law. Each of the June Trust’s, the Penuela Trust’s and the Garcia Trust’s respective trustees, grantors, settlors, heirs, beneficiaries, spouses, executors, administrators, representatives, successors, and assigns are a third party beneficiary of this release and this release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to each Seller hereunder.

Company represents and warrants that it has read the contents of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Thus, notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release and discharge of claims against the party being released, Company expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which it does not know or suspect to exist in his/her/its favor at the time of execution hereof, and that this Agreement extinguishes any such claim or claims. COMPANY EXPRESSLY WAIVES ANY AND ALL RIGHTS AND BENEFITS UNDER CALIFORNIA CIVIL CODE SECTION 1542, as well as under any other statutes or common law principles of similar effect, and assumes full responsibility for any injuries, damages, losses or liabilities that it or he may hereafter incur with respect to such released claims. Company hereby warrants, represents and agrees that Company has not heretofore assigned, subrogated or transferred, or purported to assign, subrogate or transfer to any person or entity any Company Released Claim hereinabove released. Company hereby agrees to indemnify, defend and hold harmless each Seller from any such assignment, subrogation or transfer of any Company Released Claim pursuant to the indemnity procedure set forth in Section 7.2.

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ARTICLE VII

SURVIVAL; INDEMNIFICATION

7.1.          Survival. The representations, warranties and covenants (including Section 7.2 (Indemnification)) set forth in this Agreement shall survive the Closing and shall continue in full force and effect until the date that is twelve (12) months after the Closing Date; provided, that (a) the Fundamental Representations shall survive until the date that is two (2) years after the Closing Date, and (b) all covenants and agreements contained in this Agreement that contemplate performance thereof following the Closing or otherwise expressly by their terms survive the Closing will survive the Closing until performed in accordance with their terms. Notwithstanding anything in this Section 7.1 to the contrary, in the event that any breach of any representation or warranty by the Company or any Seller results from such Party’s Fraud, such representation or warranty shall survive indefinitely and continue in full force and effect without any time limitation with respect to such breach.

7.2.	Indemnification.

(a)           Sellers, severally and jointly, shall indemnify, defend and hold harmless Buyer and its Affiliates (including the Company) and their respective officers, directors, stockholders, members, employees, successors and permitted assigns (collectively, the “Buyer Indemnified Parties”), against any Loss which they may suffer, sustain or become subject to as the result of any Third Party Claim (as defined below) and in connection with or as a result of (i) any breach of any representation or warranty set forth in Article III or Article IV, (ii) any breach by any Seller of any covenant or agreement made by such Seller contained in this Agreement or in any other transaction document contemplated by this Agreement, (iii) any Indebtedness of the Company incurred with respect to operation of the Business of Company prior to Closing.

(b)           Buyer shall indemnify, defend and hold harmless each Seller and each Seller’s respective agents, trustees, executors, administrators, representatives, spouses, heirs, successors and assigns (collectively, the “Seller Indemnified Parties”) against any Loss which any Seller may suffer, sustain or become subject to as the result of any Third Party Claim and in connection with or as a result of (i) any breach by Buyer of any representation or warranty set forth in Article V or (ii) any breach by Buyer of any covenant or agreement made by Buyer contained in this Agreement or any other transaction document contemplated by this Agreement.

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(c)           Any Party making a claim for indemnification under this Article VII (an “Indemnified Party”) must give the applicable Seller, in the case of a claim made by a Buyer Indemnified Party, or Buyer, in the case of a claim made by a Seller Indemnified Party (the “Indemnifying Party”), written notice of such claim describing such claim and the nature and amount of the Loss, to the extent determinable at such time (a “Claim Notice”), within thirty (30) days after the Indemnified Party receives notice from a third party with respect to any such claim (a “Third Party Claim”) or otherwise discovers the Liability, obligation or facts giving rise to such claim; provided, that the failure to notify or delay in notifying the Indemnifying Party will not relieve the Indemnifying Party of its obligations under this Article VII, except to the extent such Indemnifying Party is materially prejudiced as a result thereof. Within thirty (30) days after receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party may assume the defense of such matter; provided, that (i) the Indemnified Party may participate in the defense of such claim, at its own expense, with co-counsel of its choice and (ii) the Indemnifying Party may not consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability, Losses, and obligations with respect thereto without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld); provided, further, to the extent such Third Party Claim is related to Taxes, this Section 7.2(c) shall not apply to such Third Party Claim (which, for the avoidance of doubt, shall be governed by Section 6.4). If, within such thirty (30) day period, the Indemnifying Party does not assume the defense of such matter, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and may consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter with the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld). The Indemnified Party shall cooperate with the Indemnifying Party in all matters arising under this Article VII and use commercially reasonable efforts to minimize the amount of all Losses to the extent required by Law.

(d)	reserved.

(e)           The obligation to provide indemnity in this Article 7 shall not apply to any Loss to the extent that such Loss is due to the fraud, gross negligence, or intentional misconduct of the Indemnified Party. Sums payable by the Indemnifying Party to the Indemnified Party shall be reduced by any insurance proceeds actually received or expected to be received by any Indemnified Party that relate to the occurrence of the event for which indemnification is available, and no Indemnified Party shall be entitled to indemnification unless and until it has vigorously pursued (not including any litigation) all claims for insurance available to it and its Affiliates with respect to such Loss. If an insurance recovery is received by an Indemnified Party with respect to any indemnification event for which the Indemnifying Party has made an indemnification payment, such Indemnified Party shall pay to the Indemnifying Party the amount of the insurance recovery but not more than the amount of such indemnification payment. In the event that insurance proceeds were expected to be received but are not actually paid with regards to the claim or dispute, any sums not actually paid by the insurer shall be paid by Indemnifying Party. Any indemnity obligation shall survive expiration or termination of this Agreement.

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ARTICLE VIII

GENERAL PROVISIONS

8.1.          Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or email transmission (with confirmed receipt and promptly followed by any other method of delivery in this Section 8.1 to the Parties at the following addresses (or at such other address for a Party as specified by like notice):

If to Sellers:

The Raymond P. June and Carol A. June Family Trust

Attn: Raymond Paul June

[*]

E-mail: [*]

With a copy to (which shall not constitute notice)

Matilija Law Inc.

Attn: Melissa Sayer

[*]

E-mail: [*]

The Garcia Family Trust

Attn:__Lucy Ann Garcia

[*]

Email: [*]

The Penuela Family Revocable Living Trust

Attn:_Alan Penuela and JoAn Penuela

[*]

Email: [*]

If to Buyer:

Elite Express Holding Inc.

[*]

Attention: Huan Liu

E-mail: [*]

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8.2.          Schedules. Headings and subheadings have been inserted in the Company Disclosure Schedules for convenience of reference only and shall not have the effect of amending or changing the express description thereof as set forth in this Agreement. Disclosure of any fact or item in this Agreement or any Company Disclosure Schedule referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to every other Section in this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure would apply to such other Sections. The inclusion of any specific item in any Company Disclosure Schedule is not intended to imply that the item so included or other items are or are not material or are or are not outside the Ordinary Course of Business, and no Party shall use the fact of the inclusion of any such item in any Company Disclosure Schedule in any dispute between the Parties as to whether any obligation, item or matter is or is not required to be disclosed (including whether such amounts or items are or are not material) or may constitute an event or condition which could be considered to be or result in a Company Material Adverse Effect. No disclosure on a Company Disclosure Schedule admitting or indicating a possible breach or violation of any contract, law or order shall be construed as an admission or indication that an actual breach or violation exists, has actually occurred or will occur. The Parties do not assume any responsibility to any Person that is not a Party to this Agreement for the accuracy of any information set forth in the Company Disclosure Schedules. Subject to applicable Law, the information on the Company Disclosure Schedules is disclosed in confidence for the purposes contemplated in this Agreement and is subject to the confidentiality provisions of any other agreements, including the confidentiality agreement, entered into by the Parties or their Affiliates (the “Confidentiality Agreement”). In disclosing the information in the Company Disclosure Schedules, each Party expressly does not waive any attorney client privilege associated with such information or any protection afforded by the work product doctrine with respect to any of the matters disclosed therein.

8.3.          Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties.

8.4.          Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. The Parties further agree to negotiate in good faith to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of such void or unenforceable provision.

8.5.          Fees and Expenses. Except as otherwise set forth in this Agreement, each of Buyer, on the one hand, and the Company and each Seller, on the other hand, shall bear their own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement. Buyer shall pay any and all expenses relating to the purchase, including any underwriting fees and other costs and expenses relating thereto (whether incurred before or after the date of this Agreement).

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8.6.          Choice of Law; Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the internal Laws of the State of California, without regard to its rules of conflict of laws. Each of the Parties hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of any United States Federal or State court located in the State of California (collectively, the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum. Each of the Parties agrees that service of process may be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the preceding sentence shall have the same legal force and effect as if served upon such Party personally within the State of California.

8.7.          Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.8.          Amendment and Waiver. This Agreement may be amended or modified by the Parties by an instrument in writing signed on behalf of each of the Parties at any time. Any agreement on the part of a Party to any waiver shall be valid only if set forth in a written instrument signed on behalf of the Party against which such waiver or extension is to be enforced. The waiver of any term or condition of this Agreement by a Party shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such Party, or a waiver of any other term or condition of this Agreement by such Party.

8.9.          No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the Parties unless and until this Agreement is executed and delivered by all of the Parties listed on the signature page.

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8.10.        Miscellaneous and Further Assurances. This Agreement, together with the Schedules (including the Company Disclosure Schedules) and Exhibits hereto, the Confidentiality Agreement, and any documents executed by the Parties simultaneously herewith or pursuant thereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral, among the Parties with respect to the subject matter hereof. The terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective legal representatives, successors and permitted assigns. As a material obligation of each party hereto to execute and deliver this Agreement, from time to time after the Closing, each party hereto shall at its own expense (a) cooperate with the other parties, (b) perform any further act and (c) execute and deliver such documents or instruments, in each case as may be reasonably requested by the other parties in order to effectuate the intent and purposes of this Agreement. Notwithstanding the foregoing, as a material obligation of Sellers hereto to execute and deliver this Agreement, from time to time after the Closing, each Seller shall reasonably cooperate with Buyer and the Company on any auditing or related reasonable requests in connection with Buyer’s potential Initial Public Offering (IPO) or other corporate transactions and activities after the Closing.

8.11.        Counterparts. This Agreement may be executed in any number of counterparts (including via electronic transmission in portable document format (.pdf)) with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. This Agreement shall become effective when, and only when, each Party shall have received a counterpart hereof signed by each other Party. Delivery of an executed counterpart hereof by means of electronic transmission in portable document format (.pdf) shall have the same effect as delivery of a physically executed counterpart in person.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Stock Purchase Agreement as of the date first above written.

SELLERS:

THE RAYMOND P. AND CAROL A. JUNE FAMILY TRUST

By:	/s/ Raymond P. June
Raymond P. June, as Trustee

By:	/s/ Carol A. June
Carol A. June, as Trustee

THE GARCIA FAMILY TRUST

By:	/s/ Lucy Ann Garcia
Lucy Ann Garcia, as Trustee
Title:	Trustee

THE PENUELA FAMILY REVOCABLE LIVING TRUST

By:	/s/ Alan Penuela
Alan Penuela, as Trustee

By:	/s/ JoAn Penuela
JoAn Penuela, as Trustee

COMPANY:

JAR TRANSPORTATION INC.

By:	/s/ Raymond June
Raymond June, President and CEO

BUYER:

ELITE EXPRESS HOLDING INC.

By:	/s/ Huan Liu
Name:	Huan Liu
Title:	the Chair of the Board of Directors

[STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

AMENDMENT NO.1 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is dated and effective as of November 1, 2024, by and between (i) JAR Transportation Inc., a California corporation (the “Company”); (ii) Raymond P. June and Carol A. June, as trustees of The Raymond P. June and Carol A. June Family Trust, a California revocable trust (the “June Trust”); (iii) Lucy Ann Garcia, as trustee of The Garcia Family Trust, a California revocable trust (the “Garcia Trust”); and (iv) Alan Penuela and JoAn Penuela, as trustees of The Penuela Family Revocable Living Trust, a California revocable trust (the “Penuela Trust”, together with June Trust and Garcia Trust, the “Sellers”, each a “Seller”), and Elite Express Holding Inc., a Delaware corporation (“Buyer”). The Company, Sellers, and Buyer are sometimes referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, the Parties originally entered into a Stock Purchase Agreement dated September 16, 2024, (as the same may be amended, restated and/or supplemented from time to time, the “Purchase Agreement”);

WHERAS, the Parties wish to, among other things, amend the Purchase Agreement to, among other things, (i) add three (3) vehicles to the Excluded Assets, (ii) modify amount of the Purchase Price and Third Payment, and (iv) modify the list of motor vehicles in Schedule B, in each case, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the benefits and obligations imposed hereby upon the Parties, respectively, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Recitals. The above recitals are incorporated into the substantive provisions of this Amendment by reference hereto.

2.	Amendments. The Purchase Agreement is hereby amended as follows:

(a)           Excluded Assets. Section 1.3(iv) of the Purchase Agreement is hereby deleted and replaced in its entirety as follows:

“(iv) Those certain vehicles listed below:

[*]

[*]

[*]

[*]

[*]”

(b)          Purchase Price. Section 2.1 of the Purchase Agreement is hereby deleted and replaced in its entirety as follows:

“Purchase Price. Subject to the terms and conditions hereof, at the Closing, Sellers shall sell, assign, transfer, convey, and deliver to Buyer, and Buyer shall acquire from Sellers, the Shares, free and clear of any Liens other than transfer restrictions imposed on equity securities by Securities Act or any other applicable securities Laws and Liens imposed by or in relation to Buyer, in consideration for the payment by Buyer to Sellers of an aggregate amount of One million, three hundred sixty-seven thousand, one hundred sixty-nine and 00/100 Dollars ($1,367,169.00) (the “Purchase Price”) less the Purchase Price Adjustment (as defined below).”

(c)           Payment of Purchase Price. Section 2.2(c) of the Purchase Agreement is hereby deleted and replaced in its entirety as follows:

“Within ten (10) days of completion of Buyer’s due diligence and delivery of the deliverables specified in Section 2.3(c), (d) and (e) below, Buyer shall deposit the amount of Three hundred thirty-four thousand, six hundred sixty-nine and 00/100 Dollars ($334,669.00) into the Escrow Account (the “Third Payment”).”

(d)           Schedule B. Schedule B of the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

3.            Agreement Intact. Other than as expressly set forth herein, all terms and conditions of the Purchase Agreement, and any documents, schedules, exhibits or instruments therein or attached thereto, are ratified and confirmed and shall remain unmodified and in full force and effect. All references in the Purchase Agreement to “this Agreement” or words of similar import shall refer to the Purchase Agreement as amended by this Amendment.

4.            Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflict of laws provisions thereof.

5.            Entire Understanding. This Amendment, together with the Purchase Agreement, constitute the entire understanding of the parties with respect to the subject matter hereof.

6.            Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument. This Amendment may be executed and delivered by facsimile, pdf or other electronic transmission and shall be effective for all purposes.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

SELLERS:

THE RAYMOND P. AND CAROL A. JUNE FAMILY TRUST

By:	/s/ Raymond P. June
Raymond P. June, as Trustee

By:	/s/ Carol A. June
Carol A. June, as Trustee

THE GARCIA FAMILY TRUST

By:	/s/ Lucy Ann Garcia
Lucy Ann Garcia, as Trustee
Title:

THE PENUELA FAMILY REVOCABLE LIVING TRUST

By:	/s/ Alan Penuela
Alan Penuela, as Trustee

By:	/s/ JoAn Penuela
JoAn Penuela, as Trustee

COMPANY:

JAR TRANSPORTATION INC.

By:	/s/ Raymond June
Raymond June, President and CEO

BUYER:

ELITE EXPRESS HOLDING INC.

By:	/s/ Huan Liu
Name:	Huan Liu
Title:	Chair of the Board of Directors

AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT No. 2 TO STOCK PURCHASE AGREEMENT (this "Amendment") is dated and effective as of November 22, 2024, by and between (i) JAR Transportation Inc., a California corporation (the "Company"); (ii) Raymond P. June and Carol A. June, as trustees of The Raymond P. June and Carol A. June Family Trust, a California revocable trust (the "June Trust"); (iii) Lucy Ann Garcia, as trustee of The Garcia Family Trust, a California revocable trust (the "Garcia Trust"); and (iv) Alan Penuela and JoAn Penuela, as trustees of The Penuela Family Revocable Living Trust, a California revocable trust (the "Penuela Trust", together with June Trust and Garcia Trust, the "Sellers", each a "Seller"), and Elite Express Holding Inc., a Delaware corporation ("Buyer"). The Company, Sellers, and Buyer are sometimes referred to individually as a "Party" and collectively as the "Parties." Capitalized tenns used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, the Parties originally entered into a Stock Purchase Agreement dated September 16, 2024, and f st amended on November 1, 2024 (as the same may be amended, restated and/or supplemented from time to time, the "Purchase Agreement");

WHERAS, the Parties wish to, among other things, amend the Purchase Agreement for the second time to, among other things, (i) mutually agree the transfer of Shares from Sellers to Buyer should be on October 25, 2024, (ii) add the Company's bank accounts to the Excluded Assets of the Agreement, at)d (iv) modify the date that Sellers will timely pay the payables for operation of the Business, in each case, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the benefits and obligations imposed hereby upon the Parties, respectively, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Recitals. The above recitals are incorporated into the substantive provisions of this Amendment by reference hereto.

2.	Amendments. The Purchase Agreement is hereby amended as follows:

(a) Closing. Section 2.3(e)(i) of the Purchase Agreement is hereby deleted and replaced in its entirety as follows:

“(e) Prior to the Closing, each Seller shall deliver to Buyer the following documents and deliverables:

(i) duly executed instruments suitable in form to transfer the Shares to Buyer on October 25, 2024, together with original stock certificates (if any) representing any Shares that are represented by certificates.”

(b) Excluded Assets. Section 1.3(iv) of the Purchase Agreement is hereby deleted and replaced in its entirety as follows:

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“(iv) Those certain vehicles listed below:

[*]

[*]

[*]

[*]

[*]”

Company bank account

Bank Name	Account Number	Account Type

Bank of America	[*]	Business operating
Bank of America	[*]	Business oavroll
	[*]	Jar Transportation
Bank of America		Inc. Bank Account
	[*]	Credit Card
Bank of America		Raymond June
	[*]	Credit Card
Bank of America		Lucv Garcia"

(c) Revenue and Loans. Section 1.4 of the Purchase Agreement is hereby deleted and replaced in its entirety as follows:

"Revenue and Loans. Sellers will timely pay all payables for operation of the Business which are created prior to October 25, 2024 and no minimum amount of funds will be left in any Company bank account as of October 25, 2024, which the Company bank accounts are the Excluded Assets subject to Section 1.3 of this Agreement. Seller shall be entitled to receive all revenue, and accounts and notes receivable that are created by Company's sales or services to customers that had been completed and billed out to customers prior to October 25, 2024 (collectively, the "Receivables"), whether payment on such Receivables are received before or after October 25, 2024. For the avoidance of doubt, the Auto and Other loans, including that certain loan payable from the Company to Raymond June (the "June Loan") and the loans payable from the Company to Mark Harris (the Harris Loan), in aggregate total amount of $451,409.85, including all the interest owed through the pay-off date, shall be attributed to the Sellers. Sellers shall not be entitled to any incentives or payments from FXG for any contract renewal as further provided in Section 2.7 below. Buyer shall, within ten (10) Business Days of receipt, pay such Receivables to Sellers and any Retained Amounts received by Buyer at any time following Closing. Sellers shall, within ten (10) Business Days of receipt, pay to Buyer any payments Sellers may receive from third parties with respect to the operation of the Business subsequent to October 25, 2024 and/or any services to be provided by the Company following October 25, 2024."

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3.            Agreement Intact. Other than as expressly set forth herein, all terms and conditions of the Purchase Agreement, and any documents, schedules, exhibits or instruments therein or attached thereto, are ratified and confirmed and shall remain unmodified and in full force and effect. All references in the Purchase Agreement to "this Agreement" or words of similar import shall refer to the Purchase Agreement as amended by this Amendment.

4.            Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflict of laws provisions thereof.

5.            Entire Understanding. This Amendment, together with the Purchase Agreement, constitute the entire understanding of the parties with respect to the subject matter hereof.

6.            Counterparts. This Amendment may be executed in any number of counteiparts, each of which when so executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument. This Amendment may be executed and delivered by facsimile, pdf or other electronic transmission and shall be effective for all purposes.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

SELLERS:

THE RAYMOND P. AND CAROL A. JUNE FAMILY TRUST

By:	/s/ Raymond P. June
Raymond P. June, as Trustee

By:	/s/ Carol A. June
Carol A. June, as Trustee

THE GARCIA FAMILY TRUST

By:	/s/ Lucy Ann Garcia
Lucy Ann Garcia, as Trustee
Title:	Trustee

THE PENUELA FAMILY REVOCABLE LIVING TRUST

By:	/s/ Alan Penuela
Alan Penuela, as Trustee

By:	/s/ JoAn Penuela
JoAn Penuela, as Trustee

COMPANY:

JAR TRANSPORTATION INC.

By:	/s/ Raymond June
Raymond June, President and CEO

BUYER:

By:	/s/ Huan Liu
Name: Huan Liu
Title: Chair of the Board of Directors

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